Filed pursuant to Rule 424(b)(3)
File No. 333-289048

CARRIER GLOBAL CORPORATION
Offer to Exchange
Any and All Outstanding
€750,000,000 3.625% Notes Due 2037
(ISIN: 144A XS2931344563 / Reg S XS2931344217)
(Common Code: 293134456 / 293134421)

for
up to €750,000,000 3.625% Notes Due 2037
(ISIN: XS3130166849)
(Common Code: 313016684)
(CUSIP: 14448C BH6)
Registered Under the Securities Act of 1933, as amended
Principal Terms of the Exchange Offer:
This is an offer (the “exchange offer”) by Carrier Global Corporation, a Delaware corporation (“Carrier,” “we,” “us,” “our,” the “Company” or the “Registrant”), to exchange up to €750,000,000 3.625% Notes due 2037 (the “Old Notes”) for a like principal amount of 3.625% Notes due 2037, the offer of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”) (the “Exchange Notes,” and the Exchange Notes together with the Old Notes and any additional notes that Carrier may issue from time to time under the Indenture (as defined below), the “Notes”).
The exchange offer expires at 5:00 p.m., New York City time, on September 4, 2025, unless Carrier extends the offer. You may withdraw tenders of Old Notes at any time prior to the expiration of the exchange offer. The exchange offer is not subject to any condition other than that it will not violate applicable law or interpretations of the staff of the Securities and Exchange Commission (the “SEC”) and that no proceedings with respect to the exchange offer have been instituted or threatened in any court or by any governmental agency. The exchange offer is not conditioned upon any minimum principal amount of the outstanding Old Notes being tendered. We will not receive any proceeds from the exchange offer. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase in our outstanding indebtedness.
Principal Terms of the Exchange Notes:
The terms of the Exchange Notes to be issued in the exchange offer are substantially identical, in all material respects, to the terms of the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. Additionally, the Exchange Notes will not be listed on The International Stock Exchange; however, we have applied to list the Exchange Notes on the New York Stock Exchange (the “NYSE”). Following the completion of the exchange offer and the listing of the Exchange Notes on the NYSE, Carrier will seek to delist the Old Notes from The International Stock Exchange. Once the NYSE listing is obtained, Carrier has no obligation to maintain such listing, and it may delist the Exchange Notes at any time. The Exchange Notes are new securities and there is currently no established trading market for the Exchange Notes.
The Exchange Notes will be unsecured, unsubordinated obligations of Carrier and will rank equally in right of payment with all of Carrier’s existing and future unsecured, unsubordinated indebtedness.
You should carefully consider the risk factors beginning on page 10 of this prospectus before participating in the exchange offer.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Electronic Exchange Instruction (as defined below) states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offer, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers. See “Plan of Distribution.”
None of the SEC, any state securities commission or other regulatory agency has approved or disapproved of the Exchange Notes or the exchange offer or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 4, 2025.

Carrier has not authorized anyone to provide you with information that is different from the information included in this document. Carrier cannot take responsibility for, nor provide assurances as to the reliability of, any different or additional information that others may give you. This document may only be used where it is legal to sell these securities.
No person is authorized in connection with this exchange offer to give any information or to make any representation not contained in this prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by Carrier. You should assume that the information contained in this prospectus is accurate only as of its date.
This prospectus does not constitute an offer to sell or buy any Exchange Notes in any jurisdiction where it is unlawful to do so. You should base your decision to invest in the Exchange Notes and participate in the exchange offer solely on information contained in this prospectus.
No person should construe anything in this prospectus as legal, business or tax advice. Each person should consult its own advisors as needed to make its investment decision and to determine whether it is legally permitted to participate in the exchange offer under applicable legal investment or similar laws or regulations. This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. This prospectus also incorporates important business and financial information about us that is not included in or delivered with this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information.”
The exchange of Old Notes for Exchange Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Carrier has filed with the SEC a registration statement on Form S-4 (File No. 333-289048) with respect to the exchange offer and the Exchange Notes. This prospectus, which forms part of that registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about Carrier, the exchange offer and the Exchange Notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements that Carrier makes in this prospectus about certain contracts or other documents are not necessarily complete. When Carrier makes such statements, Carrier refers you to the copies of the contracts or documents that are filed, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov. You may also obtain this information without charge by writing to Carrier Global Corporation, 13995 Pasteur Boulevard, Palm Beach Gardens, FL 33418, Attention: Investor Relations.
To ensure timely delivery, you must request the information no later than August 27, 2025, which is five business days before the expiration of the exchange offer.
i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The information included and incorporated by reference in this prospectus contains certain forward-looking statements regarding business strategies, market potential, future financial performance and other matters. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “pro forma,” “scenario” and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates and other measures of financial performance or potential future plans, our strategies or transactions and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. We do not undertake any obligation to update the forward-looking statements included or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus, unless we are required by applicable securities laws to do so.
TRADEMARKS, SERVICE MARKS AND TRADE NAMES
This prospectus includes references to certain of our trademarks, service marks and trade names, which are protected under applicable intellectual property laws and are the property of the Company or its subsidiaries. Solely for convenience, these trademarks, service marks and trade names may appear in this prospectus without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights in these trademarks, service marks and trade names. This prospectus may also contain references to the trademarks, service marks and trade names of other companies, which are the property of their respective owners. We do not intend the use or display of other companies’ trademarks, service marks or trade names herein to imply a relationship or affiliation with, or endorsement or sponsorship of the Company by, these other companies.
ii

SUMMARY
This summary highlights certain significant aspects of our business. This summary of information contained elsewhere or incorporated by reference into this prospectus is not complete and does not contain all of the information that may be relevant to you. You should carefully read the entire prospectus, including the information presented under the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and the financial statements and the notes thereto. This summary contains forward-looking statements that involve risks and uncertainties.
Our Company
Carrier Global Corporation is a global leader in intelligent climate and energy solutions with a focus on providing differentiated, digitally enabled lifecycle solutions to our customers. Our portfolio includes industry-leading brands such as Carrier, Viessmann, Toshiba, Automated Logic and Carrier Transicold that offer innovative heating, ventilating and air conditioning (“HVAC”) and cold chain transportation solutions to enhance the lives we live and the world we share. We also provide a broad array of related building services, including audit, design, installation, system integration, repair, maintenance and monitoring. Our operations are classified into four segments: Climate Solutions Americas, Climate Solutions Europe, Climate Solutions Asia Pacific, Middle East & Africa and Climate Solutions Transportation.
Through our performance-driven culture, we anticipate creating long-term shareowner value by investing strategically to strengthen our product position in homes, building and across the cold chain in order to drive profitable growth. We believe our business segments are well positioned to benefit from favorable secular trends, including the mega-trends of urbanization, population growth and demographic shifts, food security and safety, digitalization, global connectivity and energy efficiency. Coupled with our industry-leading brands and track record of innovation, we continue to provide market-leading solutions for our customers.
Our worldwide operations are affected by global and regional industrial, economic and political factors, trade policies and trends. They are also affected by changes in the general level of economic activity, such as changes in business and consumer spending, construction and shipping activity as well as short-term economic factors such as currency fluctuations, commodity price volatility and supply disruptions. We continue to invest in our business, take pricing actions to mitigate supply chain and inflationary pressures, develop new products and services in order to remain competitive in our markets and use risk management strategies to mitigate various exposures.
Exchange Offer
The registration statement of which this prospectus forms a part is being filed pursuant to the Registration Rights Agreement (as defined below) entered into by us in connection with the offering of the Old Notes. Pursuant to the Registration Rights Agreement, we agreed for the benefit of the holders of the Old Notes to use commercially reasonable efforts to conduct a registered offering to exchange the Old Notes for Exchange Notes with terms substantially identical in all material respects to the Old Notes (subject to certain limited exceptions). After the SEC declares the exchange offer registration statement effective, we intend to offer the Exchange Notes in return for the Old Notes. See “Registration Rights Agreement.”
Corporate Information
We were incorporated in Delaware on March 15, 2019. Our principal executive offices are located at 13995 Pasteur Boulevard, Palm Beach Gardens, FL 33418, and our telephone number is (561) 365-2000. We maintain an Internet site at www.corporate.carrier.com. Our website and the information contained therein or connected thereto are not incorporated herein, and you should not rely on any such information in making an investment decision.

THE EXCHANGE OFFER
Background
On November 8, 2024, we completed the private offering and issuance of the Old Notes. The net proceeds of the Old Notes, together with cash on hand, were used to redeem all €750 million aggregate principal amount of our previously outstanding 4.375% notes due 2025 and to pay fees and expenses in connection with the offering of the Old Notes. We are offering to issue the Exchange Notes in exchange for the Old Notes to satisfy our obligations under the Registration Rights Agreement, dated November 8, 2024 (the “Registration Rights Agreement”), that we entered into with the initial purchasers of the Old Notes.

After the exchange offer is complete, holders of Old Notes will no longer be entitled to any exchange or registration rights with respect to the Exchange Notes.
Exchange Offer
The Registrant is offering to exchange the unregistered Old Notes for a like principal amount of the Exchange Notes.

The Exchange Notes will be substantially identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. Additionally, the Exchange Notes will not be listed on The International Stock Exchange.

Old Notes may be exchanged only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. You should read the discussion under the headings “—The Exchange Notes” and “Description of the Exchange Notes” for further information regarding the Exchange Notes. You should also read the discussion under the heading “Terms of the Exchange Offer” for further information regarding the exchange offer and resale of the Exchange Notes.
Resales
Based on interpretations by the staff of the SEC set forth in previous no-action letters issued to third parties, Carrier believes that the Exchange Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:
•	are acquiring the Exchange Notes in the ordinary course of business;
•	have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•	are not an “affiliate” of Carrier, as defined in Rule 405 of the Securities Act.
By tendering your Old Notes as described in “Terms of Exchange Offer—Procedures for Tendering the Old Notes,” you will be making representations to the effect of the above conditions. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act. Each participating broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for the Old Notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Any holder of Old Notes who:
•	is an affiliate of Carrier;
•	does not acquire the Exchange Notes in the ordinary course of its business; or
•	cannot rely on the position of the staff of the SEC expressed in Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or similar no-action letters;
must, in the absence of an exemption, comply with registration and prospectus delivery requirements of the Securities Act in connection with the resale of the Exchange Notes. Carrier will not assume, nor will Carrier indemnify you against, any liability you may incur under the Securities Act or state or local securities laws if you transfer any Exchange Notes issued in the exchange offer absent compliance with the applicable registration and prospectus delivery requirements or an applicable exemption.

If applicable law or applicable interpretations of the staff of the SEC do not permit Carrier to effect the exchange offer, or if the exchange offer is not consummated by November 8, 2025 for any reason, or upon the request of holders of the Notes under certain limited circumstances, Carrier will be required to file, and use commercially reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act which would cover resales of the Old Notes.
Expiration Time
The exchange offer will expire at 5:00 p.m., New York City time, on September 4, 2025, or such later date and time to which Carrier extends the offer. Carrier does not currently intend to extend the expiration time for the offer.
Conditions to the Exchange Offer
The exchange offer is subject to the following conditions, which Carrier may waive:
•	the exchange offer does not violate applicable law or applicable interpretations of the staff of the SEC; and
•
there is no action or proceeding instituted or threatened in any court or by any governmental agency with respect to the exchange offer, which, in Carrier’s judgment, could reasonably be expected to impair Carrier’s ability to proceed with the exchange offer.

The exchange offer is not conditioned upon any minimum principal amount of outstanding Old Notes being tendered. See “Terms of the Exchange Offer—Conditions to the Exchange Offer.”
Procedures for Tendering the Old Notes
To exchange your Old Notes, you are required to follow certain procedures. See “Terms of the Exchange Offer—Procedures for Tendering the Old Notes” for more information.
Special Procedures for Beneficial Owners
If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person in whose name the Old Notes are registered and instruct that person to tender on your behalf. If you wish to tender in the exchange offer on your own behalf, you must either make appropriate arrangements to register ownership of the Old Notes in your name or obtain a properly completed bond power from the person in whose name the Old Notes are registered. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration time. See “Terms of the Exchange Offer—Procedures for Tendering Old Notes.”
Withdrawal of Tenders
Tenders of Old Notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration time of the exchange offer. See “Terms of the Exchange Offer—Withdrawal of Tenders.”
Acceptance of the Old Notes and Delivery of Exchange Notes
If all the conditions to the completion of the exchange offer are satisfied, Carrier will accept any and all Old

Notes that are properly tendered in the exchange offer and not properly withdrawn before the expiration time. Carrier will return any Old Notes that Carrier does not accept for exchange to its registered holder at its expense promptly after the expiration time. Carrier will deliver the Exchange Notes to the registered holders of Old Notes accepted for exchange promptly after the expiration time and acceptance of such Old Notes. See “Terms of the Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of Exchange Notes.”
Effect on Holders of Old Notes
As a result of making, and upon acceptance for exchange of all validly tendered Old Notes pursuant to the terms of, the exchange offer, Carrier will have fulfilled a covenant contained in the Registration Rights Agreement. If a holder of Old Notes does not validly tender their Old Notes in the exchange offer and such Old Notes are not accepted, in each case in accordance with the procedures set forth herein, such holder will continue to hold their Old Notes and such holder will be entitled to all the rights and limitations applicable to the Old Notes in the Indenture (as defined in “Description of the Exchange Notes”), except for any rights under the Registration Rights Agreement that by their terms terminate upon the consummation of the exchange offer. See “Terms of the Exchange Offer—Purpose and Effect of the Exchange Offer.”
Consequences of Failure to Exchange
All untendered Old Notes will continue to be subject to the restrictions on transfer provided for in the Old Notes and in the Indenture.
In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state or local securities laws. The trading market for your Old Notes will likely become more limited to the extent that other holders of Old Notes participate in the exchange offer. Additionally, following the completion of the exchange offer, the Old Notes will be delisted from The International Stock Exchange, which will disrupt the trading market for your Old Notes. Following consummation of the exchange offer, Carrier will not be required to register under the Securities Act any Old Notes that remain outstanding, except in the limited circumstances in which it is obligated to file a shelf registration statement for certain holders of Old Notes not eligible to participate in the exchange offer pursuant to the Registration Rights Agreement.

If your Old Notes are not tendered and accepted in the exchange offer, it may become more difficult to sell or transfer the Old Notes. See “Terms of the Exchange Offer—Consequences of Failure to Exchange” and “Risk Factors.”

Material U.S. Federal Income Tax Considerations
The exchange of Old Notes for Exchange Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”
Exchange Agent
Kroll Issuer Services Limited is serving as the exchange agent in connection with the exchange offer for the Old Notes (the “exchange agent”). The address and telephone number of the exchange agent are set forth in the section captioned “Terms of the Exchange Offer—Exchange Agent.”

THE EXCHANGE NOTES
The terms of the Exchange Notes are summarized below solely for your convenience. This summary is not a complete description of the Exchange Notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the Exchange Notes will have the same terms as the Old Notes. For a more detailed description of the Exchange Notes, see the discussion under the caption “Description of the Exchange Notes” beginning on page 28 of this prospectus.
You should read the full text and more specific details contained elsewhere in this prospectus, including the “Risk Factors” section and consolidated financial statements and the notes thereto.
In this section, the terms “Company,” “Carrier,” “we” and “our” refer only to Carrier Global Corporation and not any of its subsidiaries.
Issuer
Carrier Global Corporation
Securities Offered
€750,000,000 aggregate principal amount of Exchange Notes.
Interest Rate on Exchange Notes
3.625%
Interest Payment Dates
Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offer.

Interest will be payable on January 15 of each year.
Maturity Dates
January 15, 2037.
Optional Redemption
The Exchange Notes will have the same optional redemption terms as the Old Notes.

For additional information, see “Description of the Exchange Notes—Optional Redemption.”
Ranking
The Exchange Notes will be our unsecured, unsubordinated obligations and will:
•	rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations;
•	rank senior in right of payment to all of our future indebtedness that is subordinated to the Exchange Notes;

•	be effectively subordinated in right of payment to all of our future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and
•	be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each of our subsidiaries.
Currency
All payments of interest and principal, including payments made upon redemption or repurchase of the Exchange Notes, will be payable in euro, subject to the substitution of the U.S. dollar as the currency for all payments in respect of such Exchange Notes following the occurrence of certain events beyond the Company’s control as described in the Indenture (as defined below).
Change of Control
Upon the occurrence of a Change of Control Triggering Event (as defined in “Description of the Exchange Notes—Certain Definitions”), unless we exercised our right to redeem the Exchange Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Exchange Notes will have the right to require us to purchase all or a portion of such holder’s Notes pursuant to an offer as described in “Description of the Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event,” at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined in “Description of the Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event”). See “Description of the Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event.”
Use of Proceeds
Carrier will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, Carrier will receive in exchange Old Notes in like principal amount, which will be cancelled and, as such, issuing the Exchange Notes will not result in any increase in Carrier’s indebtedness or be financed with new borrowings.
Certain Covenants
The Indenture includes covenants that, among other things, limit our ability and the ability of our Wholly-Owned Domestic Manufacturing Subsidiaries (as defined in “Description of the Exchange Notes—Certain Definitions”) to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance, or security interest on any Principal Properties (as defined in “Description of the Exchange Notes—Certain Definitions”) and to enter into sale and leaseback transactions (as defined in “Description of the Exchange Notes—Limitations upon Sales and

Leasebacks”) with respect to Principal Properties and will limit our ability to consolidate with or merge into any other person or convey, transfer, or lease all or substantially all of our properties and assets to any person. These covenants will be subject to a number of important qualifications and limitations. See “Description of the Exchange Notes.”
Trustee, Securities Registrar and Paying Agent
Deutsche Bank Trust Company Americas will serve as trustee (the “Trustee”), securities registrar and paying agent for the Exchange Notes.
Form and Denominations
The Exchange Notes will be book-entry only through the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A., société anonyme, Luxembourg (“Clearstream”). The Exchange Notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Risk Factors
For a discussion of risk factors you should carefully consider before deciding to purchase the Exchange Notes, see “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages ii and 10, respectively, of this prospectus.
No Public Market
The Exchange Notes are new securities and there is currently no established trading market for the Exchange Notes. We have applied to list the Exchange Notes on the NYSE. Once the NYSE listing is obtained, Carrier has no obligation to maintain such listing, and it may delist the Exchange Notes at any time.
Governing Law
The Exchange Notes will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS
In addition to the other information included or incorporated by reference in this prospectus, including the risk factors included in our 2024 Annual Report (as defined herein), you should carefully consider the following risks before making a decision to continue your investments in the Notes or to tender your Old Notes in exchange for the Exchange Notes.
Carrier is subject to certain risks and uncertainties due to the nature of the business activities it conducts. The risks discussed below and incorporated by reference herein, any of which could materially and adversely affect its business, financial condition, cash flows, performance and results of operations, are not the only risks Carrier faces. Carrier may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that Carrier currently deems to be immaterial may also materially and adversely affect its business, financial condition, cash flows, performance and results of operations. In any such case, you may lose all or a part of your original investment and not realize any return you may have expected thereon. Investing in the Exchange Notes involves risks. Prospective investors should consider carefully all of the information set forth in this prospectus and any free writing prospectus filed by us with the SEC. See “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related to the Exchange Notes
We incurred debt obligations, and we may incur additional debt in the future, which could adversely affect our business and profitability and our ability to meet other obligations.
As of June 30, 2025, we had approximately $11.4 billion in aggregate principal amount of outstanding indebtedness, including debt incurred to close the acquisition of the climate solutions business of Viessmann Group GmbH & Co. KG on January 2, 2024. See Note 7 – Borrowings and Lines of Credit in the Notes to the Consolidated Financial Statements and the section entitled “Liquidity and Financial Condition,” each contained in the 2024 Annual Report for additional information.
We may also incur additional indebtedness in the future, including via issuance of commercial paper, under our $2.5 billion 5-year senior unsecured revolving credit agreement (the “Revolving Credit Agreement”). Our debt obligations could potentially have important consequences to us and our debt and equity investors, including: (1) requiring a substantial portion of our cash flows from operations to make debt service payments or to refinance our indebtedness as it becomes due, making it more difficult for us to satisfy our other priorities and obligations; (2) increasing the risk of a future credit ratings downgrade of our debt, which could increase future debt costs and limit the future availability of debt financing; (3) increasing our vulnerability to general adverse economic and industry conditions; (4) reducing the cash flows available to fund capital expenditures and other corporate purposes and to grow our business; (5) limiting our flexibility in pursuing strategic opportunities or planning for, or reacting to, changes in our business and the industry; (6) placing us at a competitive disadvantage relative to our competitors that may not be as highly leveraged; and (7) limiting our ability to borrow additional funds as needed or take advantage of business opportunities as they arise, pay cash dividends or repurchase shares. Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness depends on our future performance, which is subject to economic, financial, competitive, regulatory factors, and other factors beyond our control. Our cash flow from operations in the future may be insufficient to service our indebtedness because of factors beyond our control, including if our actual cash requirements in the future are greater than expected. If we are unable to generate the necessary cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations. As described in Note 7 – Borrowings and Lines of Credit in the Notes accompanying the Consolidated Financial Statements included within the 2024 Annual Report and the section of the 2024 Annual Report titled “Liquidity and Financial Condition,” the agreements governing our indebtedness contain covenants restricting our financial flexibility in a number of ways, including, among other things, restrictions on our ability and the ability of certain of our subsidiaries to incur liens, to make certain fundamental changes and to enter into sale and leaseback transactions. In addition, some of the agreements governing our indebtedness require that we not exceed a maximum consolidated total leverage ratio and contain certain customary events of default, including related to changes of control. As of the date of this prospectus, we were in compliance with the covenants under the agreements governing our outstanding indebtedness. Our ability to comply with such restrictions and covenants, some of which have already been amended as described above, may be affected by events beyond our control. If we breach any of these restrictions or covenants and do not obtain a waiver from the lenders or holders, as applicable, then, subject to the applicable cure periods and conditions, any outstanding indebtedness could be declared immediately due and payable. Apart from these covenants, neither we nor any of our subsidiaries are restricted from incurring additional unsecured debt or liabilities, and to the extent that we incur additional indebtedness, the foregoing risks could increase.
Servicing our indebtedness requires a significant amount of cash and we may not generate sufficient cash flow from our business to pay our substantial indebtedness.
As of June 30, 2025, we had approximately $11.4 billion in aggregate principal amount of outstanding indebtedness. Our debt and our debt service obligations could:
•
make it more difficult and/or costly for us to pay or refinance our debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause our cash flow from operations to be insufficient to make scheduled debt service payments;

•
limit our flexibility to pursue strategic opportunities or react to changes in our business and the industry sectors in which we operate and, consequently, put us at a competitive disadvantage to our competitors that have less debt;

•
require a substantial portion of our available cash to be used for debt service payments, thereby reducing the availability of our cash to fund working capital, capital expenditures, development projects, acquisitions, dividend payments and other general corporate purposes, which could harm our prospects for growth and the market price of our common stock and debt securities (including the Exchange Notes offered hereby), among other things; and

•	result in higher interest expense, which could be further increased in the event of increases in interest rates on our current or future borrowings subject to variable rates of interest.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the Notes, depends on our future performance, which is subject to economic, financial, competitive, regulatory factors, as well as other factors beyond our control. Our cash flow from operations in the future may be insufficient to service our indebtedness because of factors beyond our control. If we are unable to generate the necessary cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
The Indenture does not limit our indebtedness, prevent dividends or generally prevent highly leveraged transactions, and there are no financial covenants in the Indenture. As a result, we may incur additional debt, which could increase the risks associated with our substantial debt.
Neither we nor any of our subsidiaries is restricted from incurring additional unsecured debt or other liabilities, including additional unsubordinated debt, under the Indenture. If we incur additional debt or liabilities, our ability to pay our obligations on the Exchange Notes could be adversely affected.
Additionally, we may from time to time incur additional debt and other liabilities. There are no financial covenants in the Indenture, unlike the Revolving Credit Agreement and the agreement governing our ¥54.0 billion (approximately $374 million as of June 30, 2025) senior unsecured Japanese Term Loan Facility, which contains a financial covenant in the form of a consolidated total net leverage ratio, and we are not restricted under the Indenture from paying dividends or issuing or repurchasing our securities. Except for the covenants and other provisions described in “Description of the Exchange Notes,” there are no covenants or other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of Carrier.
Except for the covenants described in “Description of the Exchange Notes” there are no covenants or any other provisions in the Indenture which may afford you protection in the event of a highly leveraged transaction, including one that may or may not result in a change of control of Carrier.

Upon the occurrence of a Change of Control Triggering Event with respect to the Exchange Notes, each holder of the Exchange Notes will generally have the right to require us to purchase the Exchange Notes as described under “Description of the Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event.” However, the Change of Control Triggering Event provisions will not afford you protection in the event of certain highly leveraged transactions that may adversely affect you, including by increasing the total amount of our outstanding indebtedness, adversely affecting our capital structure or credit rating or otherwise adversely affecting the holders of the Notes. If any such transaction were to occur, the value of the Notes could decline.
We may not have sufficient cash to purchase the Exchange Notes upon a Change of Control Triggering Event.
As described under “Description of the Exchange Notes—Offer to Purchase Upon Change of Control Triggering Event,” we will be required to offer to purchase all of the Exchange Notes upon the occurrence of a Change of Control Triggering Event, if one were to occur. We may not, however, have sufficient cash at that time or have the ability to arrange necessary financing on acceptable terms to purchase the Exchange Notes under such circumstances. In addition, our ability to purchase the Exchange Notes for cash may be limited by law or the terms of other agreements relating to our debt outstanding at the time. If we were unable to purchase the Exchange Notes upon the occurrence of a Change of Control Triggering Event, it would result in an event of default under the Exchange Notes under the Indenture.
An increase in market interest rates could result in a decrease in the relative value of the Exchange Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium over market interest rates, if any, will decline. Consequently, if market interest rates increase, the market values of your Exchange Notes may decline. We cannot predict the future level of market interest rates.
Changes in our credit ratings may adversely affect the value of the Exchange Notes.
Any ratings assigned to the Exchange Notes could be lowered, suspended or withdrawn entirely by the rating agencies if, in each rating agency’s judgment, circumstances warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Exchange Notes.
There is currently no market for the Exchange Notes, and an active trading market may not develop for the Exchange Notes.
The Exchange Notes are a new issue of securities for which there currently is no established public market. We have applied for listing of the Exchange Notes for trading on the New York Stock Exchange. Once the NYSE listing is obtained, we have no obligation to maintain such listing, and we may delist the Exchange Notes at any time. In addition, the liquidity of the trading market in the Exchange Notes and the market price quoted for the Exchange Notes may be adversely affected by changes in the overall market for securities and by changes in our financial performance or prospects or changes in the financial performance or prospects of companies in our industry. In addition, such market-making activities may be limited during the exchange offer or while the effectiveness of a registration statement is pending. Active trading markets for the Exchange Notes may not develop or be sustained and there can be no assurances as to the liquidity of any markets that do develop. You may not be able to sell your Exchange Notes at a particular time, and the price that you receive when you sell may not be favorable.
Certain covenants in the Indenture apply to property that has been determined to be a Principal Property; however, neither we nor any of our Wholly-Owned Domestic Manufacturing Subsidiaries currently has any property that has been determined to be a Principal Property under the Indenture.
The Indenture includes covenants that will, among other things, limit our ability and the ability of our Wholly-Owned Domestic Manufacturing Subsidiaries to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance or security interest on and enter into sale and leaseback transactions with respect to Principal Properties, subject to certain important qualifications and limitations. However, as of the date of this prospectus, neither the Company, nor any of the Company’s Wholly-Owned Domestic Manufacturing Subsidiaries has any property that constitutes a Principal Property under the Indenture.

Our Board of Directors has broad discretion to determine that a property is not a Principal Property and therefore not subject to certain covenants in the Indenture.
The Indenture includes covenants that, among other things, limit our ability and the ability of our Wholly-Owned Domestic Manufacturing Subsidiaries to create, incur, issue or assume any indebtedness secured by any mortgage, lien, encumbrance or security interest on and enter into sale and leaseback transactions with respect to Principal Properties, subject to certain important qualifications and limitations. The Indenture provides that a Principal Property means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned or leased by the Company or any of its Wholly-Owned Domestic Manufacturing Subsidiaries and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date the determination as to whether a property is a Principal Property is being made, is an amount which exceeds 1% of the consolidated net total assets of the Company and its consolidated subsidiaries, subject to certain exceptions. Under the terms of the Indenture, our Board of Directors may determine from time to time after the issuance of the Exchange Notes that any such property is not a Principal Property, and, therefore, such property is not subject to the covenants in the Indenture.
The Exchange Notes will not be guaranteed by any of our subsidiaries and will be structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of our subsidiaries.
The Exchange Notes will be obligations exclusively of the Company. Additionally, the Exchange Notes will not be guaranteed by any of our subsidiaries. As a result, the Exchange Notes will be structurally subordinated to existing or future preferred stock, indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries. The Indenture does not restrict us or our subsidiaries from incurring substantial additional indebtedness in the future. As of June 30, 2025, we had $11.4 billion in aggregate principal amount of outstanding indebtedness.
Our subsidiaries are separate and distinct legal entities from us and have no obligation to pay any amounts due on the Exchange Notes or to provide us with funds to meet the respective payment obligations on the Exchange Notes. Any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation, or similar reorganization, and therefore the rights of the holders of the Exchange Notes to participate in those assets, will be structurally subordinated to the claims of such subsidiaries’ creditors, including trade creditors, and all existing and future indebtedness and other liabilities of such subsidiaries.
Our credit ratings may not reflect all risks of your investment in the Exchange Notes.
Any credit ratings assigned or that will be assigned to the Exchange Notes are limited in scope, and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that a rating will not be lowered, suspended or withdrawn entirely by the applicable rating agencies, if, in such rating agency’s judgment, circumstances so warrant.
Agency credit ratings are not a recommendation to buy, sell or hold any security. Each agency’s rating should be evaluated independently of any other agency’s rating. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value of the Exchange Notes and increase our corporate borrowing costs.
We may choose to redeem the Exchange Notes prior to maturity.
We may redeem some or all of the Exchange Notes at any time and from time to time. See “Description of the Exchange Notes—Optional Redemption.” Although the Exchange Notes contain provisions designed to compensate you for the lost value of such Exchange Notes if we redeem some or all of such Exchange Notes prior to maturity, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the Exchange Notes or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of Exchange Notes.

The Exchange Notes may not remain listed on the New York Stock Exchange. In addition, the Old Notes are expected to be delisted from The International Stock Exchange following the completion of the exchange offer.
We have applied to list the Exchange Notes on the New York Stock Exchange. However, there can be no assurance that the Exchange Notes will remain listed on the New York Stock Exchange for any length of time following the completion of the exchange offer. If the Company cannot maintain the listing on the New York Stock Exchange, or if it becomes unduly burdensome to make or maintain such listing, the Company may cease to make or maintain such listing. Although no assurance is made as to the liquidity of the Exchange Notes as a result of listing on the New York Stock Exchange or another recognized listing exchange for comparable issuers the delisting of the Exchange Notes from the New York Stock Exchange may have an adverse effect on a holder’s ability to resell the Exchange Notes in the secondary market.
Furthermore, following the completion of the exchange offer and the listing of the Exchange Notes on the NYSE, the Old Notes will be delisted from The International Stock Exchange. See “Risks Related to this Exchange-You may have difficulty selling the Old Notes that you do not exchange.”
An investment in the Exchange Notes by a holder whose home currency is not euro entails risks.
All payments of interest on and the principal of the Exchange Notes and any redemption price for the Notes will be made in euro. An investment in the Exchange Notes by a holder whose home currency is not the euro entails risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and the euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euro and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the Exchange Notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the Exchange Notes below its coupon rate and, in certain circumstances, could result in a loss to the holder.
The Exchange Notes permit us to make payments in dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by any of the member states of the European Union that as of the date hereof have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Exchange Notes will be made in U.S. Dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. Dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the Exchange Notes so made in U.S. Dollars will not constitute an Event of Default under the Exchange Notes or the Indenture.
Market perceptions concerning the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect the value of the Exchange Notes.
Despite the European Commission’s measures to address sovereign debt issues in Europe, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations, the overall stability of the euro and the suitability of the euro as a single currency given the diverse economic and political circumstances in individual member states. These and other concerns could lead to the re-introduction of individual currencies in one or more member states, or, in more extreme circumstances, the possible dissolution of the euro entirely. Should the euro dissolve entirely, the legal and contractual consequences for holders of euro-denominated obligations would be determined by laws in effect at such time. These potential developments, or market perceptions concerning these and related issues, could adversely affect the value of the Exchange Notes.
The indenture and the Old Notes are, and the Exchange Notes will be, governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the Exchange Notes would be required to render the judgment in euro. However, the judgment would be converted into U.S. Dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Exchange Notes, investors would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the Exchange Notes would apply New York law.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. Dollars. For example, a judgment for money in an action based on the Exchange Notes in many other United States federal or state courts ordinarily would be enforced in the United States only in U.S. Dollars. The date used to determine the rate of conversion of euro into U.S. Dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.
The Exchange Notes will initially be held in book-entry form, and therefore you must rely on the procedures and the relevant clearing systems to exercise your rights and remedies.
The Exchange Notes will initially only be issued in global certificated form and held through Euroclear and Clearstream, as applicable. Interests in the global Exchange Notes will trade in book-entry form only, and Exchange Notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of the book-entry interests will not be considered owners or holders of Exchange Notes unless and until definitive Exchange Notes are issued in exchange for book-entry interests. Instead, the common depositary (or its nominee) for Clearstream and Euroclear will be the sole registered holder of the global notes representing the Exchange Notes.
Payments of principal, interest and other amounts owing on or in respect of the Exchange Notes in global form will be made to our Paying Agent, which will make payments to Clearstream and Euroclear, as applicable. Thereafter, those payments will be credited to Clearstream and Euroclear participants’ accounts that hold book-entry interests in the Exchange Notes in global form and credited by such participants to indirect participants. After payment to the common depositary for Clearstream and Euroclear, neither the Company or the trustee, nor any Paying Agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments of interest, principal or other amounts to Clearstream and Euroclear, or to owners of book-entry interests. Accordingly, if you own a book-entry interest in the Exchange Notes, you must rely on the procedures of Clearstream and Euroclear, as applicable, and, if you are not a participant in Clearstream and/or Euroclear, on the procedures of the participant through which you own your interest, to exercise any rights and obligations of a holder of the Exchange Notes under the Indenture.
Unlike holders of certificated notes, owners of book-entry interests do not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the Exchange Notes. Instead, if you own a book-entry interest, you will be reliant on the common depositary to act on your instructions and/or you will be permitted to act only to the extent you have received appropriate proxies to do so from Clearstream and Euroclear or, if applicable, a participant. Procedures implemented for the granting of such proxies may not be sufficient to enable you to vote on any requested actions on a timely basis.
Similarly, upon the occurrence of an Event of Default, unless and until definitive registered Exchange Notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the Notes. See “Book-Entry Settlement and Clearance.”
The Exchange Notes have minimum specified denominations of €100,000.
The Exchange Notes have minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. The Exchange Notes may be traded in amounts in excess of €100,000 that are not integral multiples of €100,000. In such a case, a holder of Exchange Notes who, as a result of trading such amounts, holds a principal amount of less than €100,000 may not receive a definitive certificate in respect of such holding and would need to purchase a principal amount of Exchange Notes such that its holding amounts to at least €100,000.
Risks Related to this Exchange
You may have difficulty selling the Old Notes that you do not exchange.
If you do not exchange your Old Notes for Exchange Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes, and we will not be required to offer another opportunity for you to exchange your Old Notes for registered notes except in limited circumstances. The restrictions on transfer of your Old Notes arise because Carrier issued the Old Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the Old Notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from these requirements. We do not intend to register the Old Notes under the Securities Act. We may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes. To the extent Old Notes are tendered and accepted in the exchange offer, the trading market, if any, for the remaining Old Notes would likely be adversely affected. See “Terms of the Exchange Offer—Consequences of Failure to Exchange” for a discussion of the possible consequences of failing to exchange your Old Notes.
Because we anticipate that most holders of Old Notes will elect to exchange their Old Notes, we expect that the liquidity of the market for any Old Notes remaining after the completion of the exchange offer will be substantially limited. Additionally, following the completion of the exchange offer, the Old Notes will be delisted from The International Stock Exchange, which will disrupt the trading market for your Old Notes. Any Old Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the Old Notes outstanding. Following the completion of the exchange offer, if you do not tender your Old Notes, you generally will not have any further registration rights, and your Old Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Old Notes could be adversely affected.
Broker-dealers or noteholders may become subject to the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that exchanges its Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes, or resells Exchange Notes that were received by it for its own account in the exchange offer, may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
In addition to broker-dealers, any noteholder that exchanges its Old Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that noteholder.
You must comply with the exchange offer procedures in order to receive freely tradable Exchange Notes.
Delivery of Exchange Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the exchange offer will be made only if such tenders comply with the exchange offer procedures described herein, including an Electronic Exchange Instruction from Euroclear or Clearstream, as applicable. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. The method of delivery of Old Notes and all other required documents to the exchange agent is at the election and risk of the holders of the Old Notes.
Consummation of the exchange offer may not occur.
The exchange offer is subject to the satisfaction of certain conditions. See “Terms of the Exchange Offer— Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Old Notes tendered in the exchange offer. Until we announce whether we have accepted valid tenders of Old Notes for exchange pursuant to the exchange offer, no assurance can be given that the exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the exchange offer at any time before our announcement of whether we will accept valid tenders of Old Notes for exchange pursuant to the exchange offer, which we expect to make as soon as reasonably practicable after the expiration date.

USE OF PROCEEDS
Carrier will not receive any cash proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, Carrier will receive Old Notes in like principal amount. The Old Notes surrendered in exchange for the Exchange Notes will be retired and cancelled, and, as such, the issuance of the Exchange Notes will not result in any increase in Carrier’s indebtedness.

TERMS OF THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
Carrier and the initial purchasers of the Old Notes (the “initial purchasers”) entered into a Registration Rights Agreement with respect to the Old Notes on November 8, 2024. Pursuant to the Registration Rights Agreement, Carrier agreed, among other things, to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the Old Notes for new notes with terms substantially identical in all material respects to the Old Notes and (2) cause the registration statement to be declared effective under the Securities Act on or before November 8, 2025. Carrier agreed to use commercially reasonable efforts to complete the exchange offer for the Old Notes within 60 days after the registration statement is declared effective by the SEC. If the exchange offer is not completed on or before the later of November 8, 2025 and the date on which in certain circumstances one of the initial purchasers so requests, Carrier must use its commercially reasonable efforts to file and to have declared effective a shelf registration statement relating to resales of the Old Notes.
After the SEC declares the exchange offer registration statement effective, Carrier will offer the Exchange Notes in return for the Old Notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date Carrier electronically delivers notice of the exchange offer to the holders of the Old Notes. For each Old Note surrendered to Carrier pursuant to the exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note.
Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offer.
Under existing SEC interpretations, Exchange Notes acquired in the exchange offer by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of Carrier, as such terms are interpreted by the SEC; however, broker-dealers (“participating broker-dealers”) receiving Exchange Notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offer, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.
A holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes in the exchange offer will be required to represent that (1) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (2) at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (3) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of Carrier, (4) if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (5) if such holder is a broker-dealer that will receive the Exchange Notes for its own account in exchange for the Old Notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”
In certain limited circumstances, if Carrier receives a written request from any initial purchaser representing that it holds Old Notes that are or were ineligible to be exchanged in the exchange offer for Exchange Notes, Carrier will use its commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Old Notes. See “Registration Rights Agreements.”
Resale of Exchange Notes
Based on a series of no-action letters of the staff of the SEC issued to third parties, the Exchange Notes issued in the exchange offer may be offered for resale, resold and otherwise transferred without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if the holder of Old Notes who wishes to exchange its Old Notes for Exchange Notes can make the representations set forth below under “Procedures for Tendering the Old Notes.” However, if such holder intends to participate in a distribution of the Exchange Notes, is a broker-dealer that acquired the Old Notes directly from Carrier for its own account in the initial offering of the Old Notes and not as a result of market-making activities or other trading activities or is an “affiliate” of Carrier as defined in Rule 405 under the Securities Act, such holder will not be eligible to participate in the exchange offer, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of its Old Notes. See below under the caption “Consequences of Failure to Exchange.”
A broker-dealer that has acquired Old Notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offer, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers. See “Plan of Distribution” for more information regarding broker-dealers.
The exchange offer is not being made to, nor will Carrier accept tenders for exchange from, holders of Old Notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.
The exchange offer is not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.
Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and described below under “Procedures for Tendering Old Notes,” Carrier will accept for exchange any Old Notes properly tendered and not withdrawn prior to the expiration time. Old Notes may only be tendered in denominations of €100,000 and in integral multiples of €1,000 in excess of €100,000. Carrier will issue €100,000 principal amount or an integral multiple of €1,000 of Exchange Notes in exchange for a corresponding principal amount of Old Notes surrendered in the exchange offer. In exchange for each Old Note surrendered in the exchange offer, Carrier will issue Exchange Notes with a like principal amount.
Other than the restrictions on transfer, registration rights and additional interest provisions, the terms of the Exchange Notes will be substantially identical in all material respects to the form and terms of the Old Notes. The Exchange Notes will not be listed on The International Stock Exchange; however, we have applied to list the Exchange Notes on the New York Stock Exchange. Following the completion of the exchange offer and the listing of the Exchange Notes on the NYSE, Carrier will seek to delist the Old Notes from The International Stock Exchange. Once the NYSE listing is obtained, Carrier has no obligation to maintain such listing, and it may delist the Exchange Notes at any time. The Exchange Notes are new securities and there currently is no established trading market for the Exchange Notes.

The Exchange Notes will evidence the same debt as the Old Notes. The Exchange Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Old Notes. Consequently, the Exchange Notes and the Old Notes will be treated as a single series of debt securities under the Indenture.
The exchange offer is not conditioned upon any minimum aggregate principal amount of Exchange Notes being tendered for exchange.
Except as described under “Book-Entry Settlement and Clearance,” the Exchange Notes will be registered in the name of a nominee for, and delivered to, a common depositary for Euroclear and Clearstream.
Carrier intends to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture.
Carrier will be deemed to have accepted for exchange properly tendered Old Notes when Carrier has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from Carrier and arranging a delivery of Exchange Notes to such holders. Subject to the terms of the exchange offer and the Registration Rights Agreement, Carrier expressly reserves the right to amend or terminate the exchange offer, and to not accept for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption “Conditions to the Exchange Offer.”
Carrier will pay all charges and expenses, other than those brokerage commissions or fees or transfer or other taxes described below, in connection with the exchange offer. It is important that you read the section labeled “Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.
Expiration Time; Extensions; Amendments
The exchange offer will expire at 5:00 p.m., New York City time, on September 4, 2025, unless, in Carrier’s sole discretion, Carrier extends the expiration time of the exchange offer.
In order to extend the exchange offer, Carrier will notify the exchange agent in writing of any extension of the exchange offer. Carrier will notify in writing or by public announcement the registered holders of the Old Notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
Carrier expressly reserves the right, in its sole discretion:
•	to delay accepting for exchange any Old Notes due to an extension of the exchange offer;
•
to extend the exchange offer or to terminate the exchange offer and to refuse to accept Old Notes not previously accepted if any of the conditions set forth below under “Conditions to the Exchange Offer” have not been satisfied by giving written notice of such extension or termination to the exchange agent; or

•	subject to the terms of the Registration Rights Agreement, to amend the terms of the exchange offer in any manner.
Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice or public announcement thereof to the registered holders of Old Notes. If Carrier amends the exchange offer in a manner that Carrier determines to constitute a material change, Carrier will promptly disclose such amendment in a manner reasonably calculated to inform the holders of Old Notes of such amendment.
Without limiting the manner in which Carrier may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, Carrier shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a timely press release to a financial news service. If Carrier makes any material change to the exchange offer, Carrier will disclose this change by means of a post-effective amendment to the registration statement that includes this prospectus and will distribute an amended or supplemented prospectus to each registered holder of Old Notes. In addition, Carrier will extend the exchange offer for an additional five to 10 business days as required by the Exchange Act, depending on the significance of the amendment, if the exchange offer would otherwise expire during that period. Carrier will promptly notify the exchange agent by written notice of any delay in acceptance, extension, termination or amendment of any of the exchange offer.
Conditions to the Exchange Offer
Notwithstanding any other terms of the exchange offer, Carrier will not be required to accept for exchange, or exchange any Exchange Notes for, any Old Notes, and Carrier may terminate the exchange offer as provided in this prospectus before accepting any Old Notes for exchange, if Carrier determines in its sole discretion:
•	the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or
•	any action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the exchange offer.
In addition, Carrier will not be obligated to accept for exchange the Old Notes of any holder that has not made the representations described in “Terms of the Exchange Offer—Procedures for Tendering the Old Notes” and in “Plan of Distribution,” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the Exchange Notes under the Securities Act.
Carrier expressly reserves the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, Carrier may delay acceptance of any Old Notes by giving written notice of such extension to the registered holders of the Old Notes as promptly as practicable. During any such extensions, all Old Notes previously tendered will remain subject to the exchange offer, and Carrier may accept them for exchange unless they have been previously withdrawn. Carrier will return any Old Notes that Carrier does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.
Carrier expressly reserves the right to amend or terminate the exchange offer, and to reject for exchange any Old Notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. Carrier will give written notice or public announcement of any extension, amendment, non-acceptance or termination to the registered holders of the Old Notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration time.
These conditions are for Carrier’s sole benefit, and Carrier may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in Carrier’s sole discretion; provided that any waiver of a condition of tender with respect to the exchange offer will apply to all Old Notes. If Carrier fails at any time to exercise any of the foregoing rights, that failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that Carrier may assert at any time or at various times.
In addition, Carrier will not accept for exchange any Old Notes tendered, and will not issue Exchange Notes in exchange for any such Old Notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).
Procedures for Tendering the Old Notes
A holder of Old Notes held through the facilities of Euroclear or Clearstream wishing to participate in the exchange offer should submit, or arrange to have submitted on its behalf, an electronic exchange instruction, or an Electronic Exchange Instruction (as defined below), through the relevant clearing system in accordance with the procedures of, and within the time limits specified by, the relevant clearing system for receipt by the exchange agent. By submitting an Electronic Exchange Instruction, holders of Old Notes will be deemed to have agreed to the terms of the prospectus and the terms below under “Electronic Exchange Instruction.”
Only Direct Participants in Euroclear or Clearstream may submit Electronic Exchange Instructions through Euroclear and Clearstream. A holder of Old Notes that is not a Direct Participant in Euroclear or Clearstream must arrange for the Direct Participant through which it holds the Old Notes to submit an Electronic Exchange Instruction on the holder’s behalf to the relevant clearing system prior to the deadline specified by the relevant clearing system. A beneficial owner of Old Notes that is not a Direct Participant in Euroclear or Clearstream must contact its custodian bank, depositary, broker, trust company or other nominee to arrange for the Direct Participant in Euroclear or Clearstream, as the case may be, through which it holds Old Notes to submit a valid Electronic Exchange Instruction to the relevant clearing system prior to the expiration date of the exchange offer.
The “Electronic Exchange Instruction” means an instruction to Euroclear or Clearstream, as applicable, that includes:
(i) irrevocable instructions:
(a) to block any attempt to transfer such participant’s tendered Old Notes on or prior to the settlement date; and
(b) to debit such participant’s account on the settlement date in respect of all of the Old Notes that such participant has tendered or, in respect of such lesser portion of such Old Notes as are accepted pursuant to the exchange offer, upon receipt of an instruction from the exchange agent;
subject, in each case, to the automatic withdrawal of the instructions in the event that the exchange offer is terminated prior to the expiration date, as notified to Euroclear or Clearstream by the exchange agent or validly revoked by submitting a valid electronic withdrawal instruction to the relevant clearing system as per the requirements set out by the relevant clearing system;
(ii) authorization to disclose the identity of the Direct Participant and information about the foregoing instructions;
(iii) express acknowledgement that such participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus and that we may enforce that agreement against such participant;
(iv) express acknowledgement that the holder hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the holder (with full knowledge that the Exchange Agent also acts as the agent of the Company in connection with the Exchange Offer) with respect to the tendered Old Notes with full power of substitution to (a) deliver such Old Notes, or transfer ownership of such Old Notes on the account books maintained by the relevant clearing system, to the Company and deliver all accompanying evidences of transfer and authenticity, and (b) present such Old Notes for transfer on the books of the Company and receive all benefits and otherwise exercise all rights of beneficial ownership of such Old Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed to be irrevocable and coupled with an interest;
(v) express representation and warranty that the holder has full power and authority to tender, exchange, assign and transfer the Old Notes tendered hereby and to acquire Exchange Notes issuable upon the exchange of such tendered Old Notes, and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by the Company;
(vi) express acknowledgement that (a) the Exchange Offer is being made in reliance on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, that the Exchange Notes issued in exchange for the Old Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof (other than (x) any such holder that is an “affiliate” of the Company within the meaning of Rule 405 under the Securities Act or (y) any broker-dealer that purchases Old Notes from the Company to resell pursuant to Rule 144A under the Securities Act (or any other available exemption), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with anyone to participate in the distribution within the meaning of the Securities Act of such Exchange Notes and are not participating in, and do not intend to participate in, the distribution of the Exchange Notes, (b) the Company does not intend to request the SEC to consider, and the SEC has not considered the Exchange Offer in the context of a no-action letter, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in other circumstances, and (c) any holder that is an affiliate of the Company, or is participating in or intends to participate in or has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer, (x) cannot rely on the applicable interpretations of the staff of the SEC and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;
(vii) express representation that (a) any Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is the holder, (b) such holder or other person has no arrangement or understanding with any person to participate in a distribution of such Exchange Notes within the meaning of the Securities Act and is not participating in, and does not intend to participate in, the distribution of such Exchange Notes within the meaning of the Securities Act and (c) such holder or such other person is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or, if such holder or such other person is an affiliate, such holder or such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;
(viii) if the holder is not a broker-dealer, express representation that the holder is not engaged in, and does not intend to engage in, a distribution of Exchange Notes;
(ix) if the holder is a broker-dealer, express representation that it will receive Exchange Notes for its own account in exchange for Old Notes that were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale, offer to resell or other transfer of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;
(x) express acknowledgement that acceptance of any tendered Old Notes by the Company and the issuance of Exchange Notes in exchange therefor shall constitute performance in full by the Company of certain of its obligations under the Registration Rights Agreement, dated as of November 8, 2024, by and among the Company, J.P. Morgan Securities plc, HSBC Continental Europe, Morgan Stanley & Co. International plc, Merrill Lynch International, Citigroup Global Markets Limited, Goldman Sachs & Co. LLC, UniCredit Bank GmbH, Barclays Bank PLC, BNP Paribas, Deutsche Bank AG, London Branch, Mizuho International plc, MUFG Securities EMEA plc, SMBC Bank International plc, Wells Fargo Securities International Limited, Bank of Montreal, London Branch, Commerzbank Aktiengesellschaft, ICBC Standard Bank plc, Intesa Sanpaolo S.p.A., Loop Capital Markets LLC, Siebert Williams Shank & Co., LLC, Société Générale and Standard Chartered Bank, which has been filed as an exhibit to the registration statement in connection with the Exchange Offer;
(xi) express representation that the holder will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby, and that all authority conferred or agreed to be conferred in the Electronic Exchange Instruction and every obligation of the holder under such Electronic Exchange Instruction shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the holder and shall not be affected by, and shall survive, the death or incapacity of the holder, and that the tender may be withdrawn only in accordance with the procedures set forth in the prospectus;
(xii) express acknowledgment that that tenders of the Old Notes pursuant to any one of the procedures described under “Terms of the Exchange Offer—Procedures for Tendering the Old Notes” in the prospectus and in the Electronic Exchange Instruction will constitute a binding agreement between the holder and the Company in accordance with the terms and subject to the conditions of the Exchange Offer; and
(xiii) express acknowledgement that, under certain circumstances set forth in the prospectus under “Terms of the Exchange Offer—Conditions to the Exchange Offer” the Company may not be required to accept for exchange any of the Old Notes tendered. Old Notes not accepted for exchange or withdrawn will be returned to the holder. Exchange Notes (and, if applicable, substitute certificates representing Old Notes for any Old Notes not exchanged) will be issued to the credit of the account indicated in the Electronic Exchange Instruction at the relevant clearing system.

Tenders of Old Notes, including Electronic Exchange Instructions must be delivered to and received by the exchange agent at or prior to the expiration date. Electronic Exchange Instructions must also be delivered in accordance with the procedures and deadlines established by the relevant clearing system. Holders of Old Notes are responsible for informing themselves of these deadlines and for arranging the due and timely delivery of Electronic Exchange Instructions to the relevant clearing system.
General
All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, and its determination will be final and binding.
The method of delivery of Old Notes and all other required documents is at the holder’s election and risk. If delivery is by mail, Carrier recommends that holders use registered mail, properly insured, with return receipt requested. In all cases, holders should allow sufficient time to assure timely delivery. Holders should not send Old Notes to anyone other than the exchange agent.
Carrier will reasonably determine all questions as to the validity, form and eligibility of Old Notes tendered for exchange and all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.
Carrier reserves the right to reject any particular Old Note not validly tendered, or any acceptance that might, in our judgment, be unlawful. Carrier also reserves the right to waive any defects or irregularities with respect to the form of, or procedures applicable to, the tender of any particular Old Note before the expiration date. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured before the expiration date of the exchange offer. Neither Carrier, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of the Old Notes. Neither Carrier, the exchange agent nor any other person will incur any liability for failing to give notification of any defect or irregularity.
By tendering all or a portion of its Old Notes, each holder of Old Notes will represent, among other things, that:
•
it is not an affiliate of ours or, if an affiliate of ours, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable in connection with the resale of the Exchange Notes;

•	the Exchange Notes will be acquired in the ordinary course of its business;
•
it is not participating, does not intend to participate, and has no arrangement or understanding with anyone to participate, in the distribution (within the meaning of the Securities Act) of the Exchange Notes;

•	it is not a broker-dealer that purchased any of the Old Notes from us or any of our affiliates for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
•
if such holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus (or to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

The “Direct Participant” means each direct account holder with any relevant clearing system and as shown in the records of such relevant clearing system as being a holder of Old Notes.
Acceptance of Old Notes for Exchange; Delivery of Exchange Notes
Upon satisfaction of all of the conditions to the exchange offer, Carrier will accept, promptly after the expiration date, all relevant Old Notes validly tendered. We will issue the Exchange Notes promptly after the expiration of the exchange offer and acceptance of the relevant Old Notes. See “Conditions to the Exchange Offer” above. For purposes of the exchange offer, we will be deemed to have accepted validly tendered Old Notes for exchange when, as and if we have given written notice of such acceptance to the exchange agent.

For each Old Note accepted for exchange, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes. The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offer.
In all cases, issuance of Exchange Notes for Old Notes will be made only after timely receipt by the exchange agent of:
•	The certificate(s) representing the Old Notes or confirmation of book-entry transfer;
•	an Electronic Exchange Instruction from Euroclear or Clearstream; and
•	all other required documents.
Unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder of the Old Notes promptly after the expiration of the exchange offer. In the case of Old Notes tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged Old Notes will be returned or recredited promptly after the expiration of the exchange offer.
Withdrawal of Tenders
Except as otherwise provided in this prospectus, holders of Old Notes may withdraw their tenders at any time prior to the expiration of the exchange offer. For a withdrawal to be effective, the holder must comply with the procedures established by the relevant clearing system.
An Electronic Exchange Instruction may be revoked by a Holder, or the relevant Direct Participant on its behalf, by submitting a valid electronic withdrawal instruction to the relevant clearing system. To be valid, such instruction must specify the Notes to which the original Electronic Exchange Instruction related, the securities account to which such Notes are to be credited and any other information required by the relevant clearing system before the deadlines specified by the relevant clearing system.
If certificates for Old Notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless such holder is an eligible guarantor institution.
If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the applicable depositary to be credited with the withdrawn Old Notes and otherwise comply with the procedures of the applicable depositary.
Carrier will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and Carrier’s determination shall be final and binding on all parties. Carrier will deem any Old Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of Old Notes tendered by book-entry transfer into the exchange agent’s account of the applicable depositary according to the procedures described above, such Old Notes will be credited to an account maintained with the applicable depositary for Old Notes) promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under “Procedures for Tendering the Old Notes” above at any time prior to the expiration time.

Exchange Agent
Kroll Issuer Services Limited has been appointed as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance in connection with the delivery of the Electronic Exchange Instructions or requests for additional copies of this prospectus to the exchange agent addressed as follows:
Kroll Issuer Services Limited
The News Building
3 London Bridge Street
London SE1 95G
Email: carrier@is.kroll.com
For information call: + 44 20 7704 0880
Exchange Offer Website: https://deals.is.kroll.com/carrier
Delivery to an address other than as set forth above does not constitute a valid delivery to the exchange agents. The website listed above and the information contained therein or connected thereto shall not be deemed to be incorporated herein.
Fees and Expenses
Carrier will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer. Carrier has agreed to pay all expenses incident to the exchange offer other than underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder and Carrier will indemnify the holders of the Old Notes and the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act. The cash expenses to be incurred in connection with the exchange offer, including out-of-pocket expenses for the exchange agent, will be paid by Carrier. Carrier will not pay for underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Old Notes by a holder.
Consequences of Failure to Exchange
Holders of Old Notes who do not exchange their Old Notes for Exchange Notes under the exchange offer will remain subject to the restrictions on transfer of such Old Notes as set forth in the legend printed on the Old Notes as a consequence of the issuance of the Old Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and otherwise as set forth in the offering memorandum distributed in connection with the private placement offering of the Old Notes.
Generally, Old Notes not tendered in the exchange offer will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.
In general, you may not offer or sell the Old Notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the Registration Rights Agreement, Carrier does not intend to register resales of the Old Notes under the Securities Act. Based on interpretations of the SEC staff, Exchange Notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is Carrier’s “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, so long as the holders acquired the Exchange Notes in the ordinary course of the holders’ business and the holders have no arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the Exchange Notes could not rely on the applicable interpretations of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
Carrier does not currently anticipate that Carrier will register under the Securities Act any Old Notes that remain outstanding after completion of the exchange offer. See “Risk Factors—Risks Related to this Exchange—You may have difficulty selling the Old Notes that you do not exchange.”

Accounting Treatment
Carrier will record the Exchange Notes in Carrier’s accounting records at the same carrying value as the Old Notes, as reflected in Carrier’s accounting records on the date of exchange. Accordingly, Carrier will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The costs incurred in connection with the exchange offer and the remaining unamortized expenses related to the issuance of the Old Notes will be amortized over the term of the Exchange Notes.
Other
Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
Carrier may in the future seek to acquire untendered Old Notes in the open market or privately negotiated transactions, through subsequent exchange offers or otherwise. Carrier has no present plans to acquire any Old Notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered Old Notes.

DESCRIPTION OF THE EXCHANGE NOTES
The Company issued the Old Notes, and will issue the Exchange Notes, under the Indenture, dated November 29, 2023 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 3, dated November 8, 2024 (the “Supplemental Indenture No. 3” and the Base Indenture as supplemented by the Supplemental Indenture No. 3, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The following summary of certain provisions of the Indenture, the Exchange Notes and the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, the Exchange Notes and the Registration Rights Agreement, including the definitions of certain terms therein and those terms, if any, made part of the Indenture after the date of the original issuance of the Exchange Notes by the Trust Indenture Act of 1939, as amended, as in force at the date of which the Indenture was executed (the “Trust Indenture Act”). In this “Description of the Exchange Notes” section, when we refer to the “Company,” “Carrier,” “we,” “our,” or “us,” we refer to Carrier Global Corporation and any successor obligor and not to any of our subsidiaries. Capitalized terms used but not otherwise defined in this “Description of the Exchange Notes” section shall have meanings given to such terms under “—Certain Definitions” below.
The terms of the Exchange Notes will be substantially identical in all material respects to the Old Notes, except that the Exchange Notes will not be subject to restrictions on transfer and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes. Additionally, the Exchange Notes will not be listed on The International Stock Exchange; however, we have applied to list the Exchange Notes on the NYSE. The Trustee will authenticate and deliver Exchange Notes for original issue only in exchange for a like principal amount of Old Notes.
General
We are offering to exchange €750,000,000 in aggregate principal amount of Old Notes properly tendered and not withdrawn in the exchange offer for a like amount of Exchange Notes (together with the Old Notes and any additional notes of such series that Carrier may issue from time to time under the Indenture, the “Notes”). The Notes mature on January 15, 2037, and bear interest at a rate of 3.625% per annum. Interest on the Notes is payable on January 15 of each year.
Form and Denomination
We will issue the Exchange Notes only in fully registered form, without coupons. The Exchange Notes will be issued in minimum denominations of €100,000 and any integral multiple of €1,000 in excess thereof. The Exchange Notes are not subject to any sinking fund provision.
The Company shall execute and the Trustee shall, in accordance with the Indenture, authenticate and deliver initially one or more global notes representing the Exchange Notes that shall be deposited with and registered in the name of the nominee of the common depositary for the accounts of Euroclear and Clearstream.
Place of Payment
The Place of Payment for the Exchange Notes, and the place where notices and demand to or upon the Company in respect of the Exchange Notes and the Indenture may be served, shall be the designated corporate trust office of the Paying Agent.
Maturity
The Exchange Notes will mature on January 15, 2037.
Interest on the Exchange Notes
The Exchange Notes will bear interest at the annual rate described above under the heading “Description of the Exchange Notes—General” and will accrue interest from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes.

The holders of the Old Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Old Notes from the last interest payment date on which interest was paid or duly provided for on such Old Notes to the date of issuance of the Exchange Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes. Interest is payable on the Exchange Notes beginning with the first interest payment date following the consummation of the exchange offer.
Interest will be payable on the Exchange Notes annually in arrears on the dates set forth in this paragraph and on Maturity, to the persons in whose names such Exchange Notes are registered on the relevant Record Date; provided that interest payable at Maturity will be payable to the persons to whom the principal of such Exchange Notes is payable. Interest on the Exchange Notes will be payable on January 15 of each year, beginning on January 15, 2026. If the date on which a payment of interest or principal on the Exchange Notes is scheduled to be paid is not a Business Day, then the interest or principal payable on that date will be paid on the next succeeding Business Day, and no further interest will accrue as a result of such delay. Interest with respect to the Exchange Notes will be computed on the basis of (i) the actual number of days in the period for which interest is being calculated and (ii) the actual number of days from and including the last date on which interest was paid on the Exchange Notes or the Old Notes surrendered in exchange therefor (or from and including the original issue date of the Old Notes surrendered in exchange for the Exchange Notes, if no interest has been paid or duly provided for with respect to the Exchange Notes or such Old Notes), to but excluding the next scheduled interest payment date for the Exchange Notes. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. The rights of holders of beneficial interests of Exchange Notes to receive the payments of interest on such Exchange Notes are subject to the applicable procedures of Euroclear and Clearstream.
Optional Redemption
Prior to the Par Call Date, we may redeem the Exchange Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange Notes matured on the Par Call Date) on an annual basis (ACTUAL/ACTUAL (ICMA)) at the Comparable Government Bond Rate plus 20 basis points less (b) interest accrued to the date of redemption, and
(2) 100% of the principal amount of the Exchange Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, we may redeem the Exchange Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Exchange Notes plus accrued and unpaid interest thereon to the redemption date.
For purposes of this Description of the Exchange Notes, “Par Call Date” means October 15, 2036 (three months prior to the stated maturity of the Exchange Notes).
“Comparable Government Bond” means, with respect to the Exchange Notes to be redeemed prior to the Par Call Date, in relation to any Comparable Government Bond Rate (as defined below) calculation, at the discretion of an independent investment bank selected by us, a bond that is a direct obligation of the Federal Republic of Germany (a “German government bond”) whose maturity is closest to the Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by us, determine to be appropriate for determining the Comparable Government Bond Rate.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by us, and calculated in accordance with generally accepted market practice at such time.

The term “independent investment bank” means an independent investment banking institution of international standing appointed by us from time to time.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed.
In the case of a partial redemption, selection of the Exchange Notes for redemption will be made pro rata, by lot or, in accordance with the procedures of the applicable depositary. No Exchange Notes of a principal amount of €100,000 or less will be redeemed in part and only Exchange Notes in integral multiples of €1,000 will be redeemed unless otherwise required by law. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to the Exchange Note will state the portion of the principal amount of the Exchange Note to be redeemed. A new Exchange Note in a principal amount equal to the unredeemed portion of the Exchange Note will be issued in the name of the holder of the Exchange Note upon surrender for cancellation of the original Exchange Note. For so long as the Exchange Notes are held by Euroclear, Clearstream or the Common Depositary, the redemption of the Exchange Notes shall be done in accordance with the policies and procedures of the applicable depositary.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.
If the redemption date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange Notes are subject to redemption by the Company.
Any notice of redemption of the Exchange Notes may, at our discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If a redemption is subject to satisfaction of one or more conditions precedent, the notice shall describe each condition, and the notice may be rescinded in the event that any or all of the conditions shall not have been satisfied by the redemption date. If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may state that, in the Company’s discretion, such redemption may not occur and such notice may be rescinded, or the redemption date may be delayed or extended (including more than 60 days after the date the notice of redemption was mailed or delivered), in the event that any or all such conditions shall not have been satisfied by the redemption date. Any notice of redemption may provide that payment of the redemption price and our obligations with respect to the redemption may be performed by another person.
We may at any time and from time to time purchase Exchange Notes in the open market, by tender offer, through privately negotiated transactions or otherwise.
Currency
All payments of interest and principal, including payments made upon any redemption or repurchase of the Exchange Notes, will be payable in euro. If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by any of the member states of the European Monetary Union that as of the date hereof have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Exchange Notes will be made in U.S. Dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. Dollars on the basis of the most recently available market exchange rate for euro, as determined by us in our sole discretion. The term “market exchange rate” means the noon buying rate in The City of New York for cable transfers of euro as certified for customs purposes (or, if not so certified, as otherwise determined) by the Federal Reserve Bank of New York.

Any payment in respect of the Exchange Notes so made in U.S. Dollars will not constitute an Event of Default under the Exchange Notes or the Indenture. Neither the Trustee nor the Paying Agent for the Exchange Notes shall have any responsibility for any calculation or conversion in connection with the foregoing.
Holders of the Exchange Notes will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors—An investment in the Exchange Notes by a holder whose home currency is not euro entails risks.”
Listing
Carrier has applied to list the Exchange Notes on the New York Stock Exchange and for the Exchange Notes to be admitted to trading on the NYSE. There can be no assurances that the application to list the Exchange Notes on the NYSE will be approved or that permission to deal in the Exchange Notes on the NYSE will be granted, and settlement of the Exchange Notes is not conditioned on obtaining this listing or permission.
Ranking
The Exchange Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations and senior in right of payment to all of our future indebtedness that is subordinated to the Exchange Notes. The Exchange Notes will be effectively subordinated in right of payment to any of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness and will be structurally subordinated in right of payment to any existing and future indebtedness, liabilities and other obligations of our subsidiaries.
Offer to Purchase Upon Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event with respect to the Exchange Notes, unless we have exercised our right to redeem the Exchange Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each holder of the Exchange Notes will have the right to require us to purchase all or a portion of such holder’s Exchange Notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to, but excluding, the Change of Control Payment Date (as defined below) (the “Change of Control Payment”). If the Change of Control Payment Date is (a) on a day that is not a Business Day, the related payment of the Change of Control Payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange Notes are subject to purchase by the Company.
Within 30 days following the date upon which the Change of Control Triggering Event occurs or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to mail or otherwise deliver in accordance with the applicable procedures of Euroclear or Clearstream, as applicable, a notice to each holder of Exchange Notes, which notice will govern the terms of the Change of Control Offer. Such notice will state the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the applicable procedures of Euroclear or Clearstream, as applicable (or, in the case of a notice mailed or otherwise delivered in accordance with the applicable procedures of Euroclear or Clearstream, as applicable, prior to the date of consummation of a Change of Control, no earlier than 30 days nor later than 60 days from the date of the Change of Control Triggering Event), other than as may be required by law (the “Change of Control Payment Date”). The notice, if mailed or otherwise delivered in accordance with the applicable procedures of Euroclear or Clearstream, as applicable, prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date.
On the Change of Control Payment Date, we will, to the extent lawful:
•	accept or cause a third party to accept for payment all the Exchange Notes properly tendered pursuant to the Change of Control Offer;

•	deposit or cause a third party to deposit with the applicable Paying Agent an amount equal to the Change of Control Payment in respect of all the Exchange Notes properly tendered; and
•
deliver or cause to be delivered to the Trustee the Exchange Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of the Exchange Notes being purchased.

We will not be required to make a Change of Control Offer with respect to the Exchange Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the Exchange Notes properly tendered and not withdrawn under its offer. In addition, we will not purchase any Exchange Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than an Event of Default in the payment of the Change of Control Payment on the Change of Control Payment Date.
In connection with any Change of Control Offer, if holders of not less than 90% in aggregate principal amount of the outstanding Exchange Notes validly tender and do not withdraw such Exchange Notes in the Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of those Exchange Notes validly tendered and not withdrawn by the holders, the Company or such third party will have the right, upon not less than 15 but not more than 60 days’ notice mailed or otherwise delivered in accordance with the applicable procedures of Euroclear or Clearstream, as applicable, by the Company to each holder of such Exchange Notes (provided, that the notice is given not more than 30 days following the purchase date in respect of such Change of Control Offer), to redeem all the Exchange Notes that remain outstanding following such purchase at a price in cash equal to 101% of the outstanding principal amount of the Exchange Notes plus accrued and unpaid interest, if any, to, but excluding, the applicable purchase date (it being agreed that if the purchase date is (a) on a day that is not a Business Day, the related payment will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next Business Day and/or (b) on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the person in whose name the Exchange Note is registered at the close of business on such Record Date, and no additional interest will be payable to holders whose Exchange Notes are subject to purchase by the Company).
We must comply in all material respects with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Exchange Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the Exchange Notes, we will be required to comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Indenture with respect to the Exchange Notes by virtue of any such conflict.
The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to purchase the Exchange Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its subsidiaries taken as a whole to another “person” (as that term is used in Section 13(d)(3) of the Exchange Act) may be uncertain.
Additional Notes
We may from time to time, without notice to or the consent of the holders of the Notes, create and issue further Notes ranking equally with the Notes (and being treated as a single class with the Notes already outstanding) in all respects and having the same terms as the Notes already outstanding except for issue date, issue price and, under some circumstances, the first Interest Payment Date thereof. If any additional Notes are not fungible with the initial Notes for U.S. federal income tax purposes, then those additional Notes will have a separate, not contemporaneously outstanding, ISIN and Common Code. The Exchange Notes and any additional Notes, including any Old Notes that remain outstanding after completion of the exchange offer, will be treated as a single series for all purposes under the Indenture, including, without limitation, waivers, amendments and redemptions.

Limitation upon Liens
The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any Debt secured by a Lien on any Principal Property owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary, and the Company will not itself, and will not permit any subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that, the Notes (together with, if the Company shall so determine, any other Debt of the Company then existing or thereafter created which is not subordinate in right of payment to the Notes) will be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of sale and leaseback transactions involving Principal Properties entered into after the date of the first issuance of the Notes (other than such sale and leaseback transactions as are permitted by the Indenture) would not exceed an amount equal to 10% of Consolidated Net Total Assets of the Company; provided that nothing contained in this covenant will prevent, restrict or apply to, and there will be excluded from secured Debt in any computation under this covenant, Debt secured by:
(a)	Liens on any property or assets of the Company or any subsidiary (including equity interests or Debt owned by the Company or any subsidiary) existing as of the date of the first issuance of the Notes;
(b)
Liens on any property or assets of, or on any equity interests or Debt of, any person existing at the time such person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such person’s becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c)
Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(d)
Liens on any property or assets to secure all or any part of the cost of development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(e)	Liens which secure Debt owing by a subsidiary to the Company or to a Wholly-Owned Domestic Manufacturing Subsidiary;
(f)
Liens arising from the assignment of moneys due and to become due under contracts between the Company or any subsidiary and the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof; or Liens in favor of the United States of America, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g)
any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; any deposit or pledge with any governmental agency required or permitted to qualify the Company or any subsidiary to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; Liens for Taxes levied or imposed upon the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Company or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims from labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or other deposits or pledges similar to those referred to in this subdivision (g);
(h)
Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Company or any subsidiary, or in connection with other proceedings or actions at law or in equity by or against the Company or any subsidiary; and

(i)
any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in subdivisions (a) through (h) above or the Debt secured thereby; provided that (1) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property, and plus any other property or assets not then constituting a Principal Property) and (2) in the case of subdivisions (a) through (c) above, the Debt secured by such Lien at such time is not increased.

For the purposes of this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks,” the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, will be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by the Lien; however, the amount of Debt secured by Liens on Principal Properties and equity interests and Debt will be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same.
For purposes of this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks,” the following will not be deemed to be Liens securing Debt, and, accordingly, nothing contained in this covenant and the covenant described under the caption “—Limitations upon Sales and Leasebacks” will prevent, restrict or apply to: (a) any acquisition by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the process thereof, (b) any conveyance or assignment under the terms of which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any person or persons an interest in oil, gas and/or any other mineral and/or the proceeds thereof, or (c) any Lien upon any property or assets owned or leased by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary or in which the Company or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the person or persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is utilized) the payment to such person or persons of the Company’s or the Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.

Limitations upon Sales and Leasebacks
The Company will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the date of the first issuance of the Notes with any bank, insurance company or other lender or investor (other than the Company or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued), which was or is owned by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary and which has been or is to be sold or transferred, more than 365 days after the completion of construction and commencement of full operation thereof by the Company or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “sale and leaseback transaction”) unless, either:
(a)
the Attributable Debt of the Company and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions entered into after the date of the first issuance of the Notes (other than such sale and leaseback transactions as are permitted by the provisions described in the following paragraph), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered by the provisions described in subdivisions (a) through (i) of the first paragraph of the covenant described under the caption “—Limitation upon Liens”) without equally and ratably securing the Notes, would not exceed 10% of Consolidated Net Total Assets, or

(b)
the Company, within 365 days after the sale or transfer, applies or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such sale and leaseback transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Company) to the retirement of securities of any series outstanding under the Indenture or other indebtedness of the Company (other than indebtedness subordinated in right of payment to the Notes) or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application (and, unless otherwise expressly provided with respect to any one or more series of securities outstanding under the Indenture, any redemption of securities pursuant to this provision shall not be deemed to constitute a refunding operation or anticipated refunding operation for the purposes of any provision limiting the Company’s right to redeem securities of any one or more such series when such redemption involves a refunding operation or anticipated refunding operation); provided that the amount to be so applied will be reduced by (i) the principal amount of securities outstanding under the Indenture delivered within 120 days after such sale or transfer to the Trustee for retirement and cancellation, and (ii) the principal amount of any such indebtedness of the Company or a Wholly-Owned Domestic Manufacturing Subsidiary, other than such securities, voluntarily retired by the Company or a Wholly-Owned Domestic Manufacturing Subsidiary within 120 days after such sale or transfer. Notwithstanding the foregoing, no retirement referred to in this subsection (b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

Notwithstanding the foregoing, where the Company or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any sale and leaseback transaction, Attributable Debt will not include any Debt resulting from the guarantee by the Company or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.
Existence
Subject to the covenant described under the caption “—Consolidation, Merger and Sale of Assets,” the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.

Reports by the Company
The Company shall file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act. The Company will be deemed to have complied with the obligations described in the immediately previous sentence to the extent that the information, documents and reports are filed with the Commission via EDGAR (or any successor electronic delivery procedure) and posted on the Company’s website or otherwise publicly available.
Delivery of the reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on officer’s certificates). The Trustee shall have no responsibility whatsoever to determine whether such filing has occurred.
During any time period in which the Trust Indenture Act does not apply to the Indenture or the securities of any series issued pursuant to the Indenture, for so long as such securities remain outstanding, the Company will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
Consolidation, Merger and Sale of Assets
The Company will not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its properties and assets to any person, unless:
(a)
the person formed by the consolidation or into which the Company is merged or the person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company is a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, the Company’s obligation for the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Company to be performed or observed;

(b)
immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(c)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the covenant described in this section.

The covenant described in this section will only apply to a merger or consolidation in which the Company is not the surviving person and to conveyances, leases and transfers by the Company as transferor or lessor.
Upon any consolidation by the Company with or merger by the Company into any other person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the covenant described in this section, the successor person formed by the consolidation or into which the Company is merged or to which the conveyance, transfer or lease is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if the successor person had been named as the Company in the Indenture. In the event of any such conveyance or transfer, the Company, except in the case of a lease, will be discharged of all obligations and covenants under the Indenture and the Notes. In case of any such consolidation, merger, conveyance, transfer or lease, certain changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.
Events of Default
When we use the term “Event of Default” with respect to the Notes, we mean:
(a)	default in the payment of any interest upon any Note when it becomes due and payable, and continuance of the default for a period of 30 days;

(b)	default in the payment of the principal of (or premium, if any, on) any Note at its Maturity;
(c)
default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this section specifically dealt with or which has been expressly included in the Indenture for the benefit of one or more series of securities issued under the Indenture other than that series), and continuance of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of all affected securities of any series issued under the Indenture then outstanding (taking such action as one class) (including any affected Notes) a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the Indenture;

(d)
the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state bankruptcy, insolvency, reorganization or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of all or substantially all of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

(e)
the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or all or substantially all of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due.

An Event of Default with respect to the securities of a particular series issued under the Indenture may not constitute an Event of Default with respect to the securities of any other series, including the Notes.
If an Event of Default described above in clause (a) or (b) of the definition of “Event of Default” occurs with respect to the Notes at the time outstanding and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders), and upon such declaration the principal amount of all of the Notes will become immediately due and payable.
If an Event of Default described above in clause (c) of the definition of “Event of Default” occurs and is continuing, then in every such case the Trustee or the holders of not less than 25% in principal amount of all affected securities of any series issued under the Indenture then outstanding (taking such action as one class) may declare the principal amount of all affected outstanding securities (including any affected Notes) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders), and upon any such declaration the principal amount of all affected outstanding securities (including any affected outstanding Notes) will become immediately due and payable.
If an Event of Default described above in clause (d) or (e) of the definition of “Event of Default” occurs with respect to the Notes at the time outstanding occurs, then the principal amount and any accrued interest upon all the Notes will automatically, and without any declaration or other action on the part of the Trustee or any holder, become immediately due and payable.
Under certain circumstances the holders of a majority in aggregate principal amount of the outstanding Notes (or of more than one series of affected securities issued under the Indenture (acting as one class), as the case may be), by written notice to the Company and the Trustee, may rescind and annul an acceleration and its consequences.
The Company covenants that if (a) default is made in the payment of any interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest and, to the extent that payment of such interest is legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as is sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.
If an Event of Default with respect to the Notes (or of all series issued under the Indenture, as the case may be) occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the holders of Notes (or of all series under the Indenture, as the case may be) by appropriate judicial proceedings as the Trustee deems most effectual to protect and enforce those rights, whether for the specific enforcement of any covenant or agreement in the Indenture or in aid of the exercise of any power granted therein, or to enforce any other proper remedy.
The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Notes before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to provisions in the Indenture for the indemnification of the Trustee and certain other limitations, (a) the holders of not less than a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, relating to or arising under clause (a) or (b) of the definition of “Event of Default” and (b) with respect to all securities issued under the Indenture, the holders of not less than a majority in principal amount of all affected securities issued under the Indenture outstanding (taking such action as one class) have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, not relating to or arising under clause (a) or (b) of the definition of “Event of Default.”
The Indenture provides that the Trustee may withhold notice to the holders of the Notes of any default (except in payment of principal (or premium, if any) or interest, if any) if the Trustee considers it in the interest of the holders of the Notes to do so.
The Indenture provides that no holder of any Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee or for any other remedy hereunder, unless:
(a)	the holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;
(b)
the holders of not less than 25% in principal amount of the outstanding Notes in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or, in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default,” the holders of not less than 25% in principal amount of all affected securities issued under the Indenture outstanding (making such request as one class), will have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture;

(c)	the holder or holders have offered to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(d)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e)	no direction inconsistent with the written request has been given to the Trustee during the 60-day period by the holders of not less than a majority in principal amount of the outstanding Notes in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or, in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default,” by the holders of not less than a majority in principal amount of all affected securities issued under the Indenture outstanding (making the direction as one class), it being understood and intended that no one or more of such holders will have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other holders of Notes, in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or of holders of all affected securities issued under the Indenture in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default,” or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner therein provided and for the equal and ratable benefit of all holders of the Notes, in the case of any Event of Default described in clause (a) or (b) of the definition of “Event of Default,” or of holders of all affected securities issued under the Indenture in the case of any Event of Default not described in clause (a) or (b) of the definition of “Event of Default.”
The Indenture contains a covenant under which we are required to furnish to the Trustee an annual statement as to the compliance with all conditions and covenants of the Indenture.
Modification and Waiver
The Indenture provides that, without the consent of the holders of any Notes, we, together with the Trustee, at any time and from time to time, may enter into one or more supplemental indentures or other instruments, in form reasonably satisfactory to the Trustee, for any of the following purposes:
(a)
to evidence the succession of another person to the Company and provide for the assumption by a successor person of the Company’s obligations under the Indenture and the Notes, in each case in compliance with the provisions thereof;

(b)	to add to the covenants of the Company or to surrender any right or power conferred upon the Company in the Indenture;
(c)	to add any additional Events of Default;
(d)
to add to, change or eliminate any of the provisions of the Indenture; provided that any such addition, change or elimination shall (i) neither (A) apply to any securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision nor (B) modify the rights of the holder of any such securities with respect to such provision or (ii) become effective only when there are no securities of any series outstanding;

(e)	to secure the Notes pursuant to the requirements of the covenant described under the caption “—Limitation upon Liens” or otherwise;
(f)	to establish the form or terms of the securities of any series as permitted under the Indenture;
(g)
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the securities of one or more series (including the Notes) and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture;

(h)
to cure any ambiguity, to correct or supplement any provision under the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture; provided such action will not adversely affect the interests of the holders of the securities of any particular series (including the Notes) in any material respect;

(i)
to supplement any of the provisions of the Indenture to the extent as necessary to permit or facilitate the defeasance and/or discharge of any series of securities (including the Notes) pursuant to the Indenture; provided that any such action does not adversely affect the interests of the holders of the securities of that series or any other series of securities in any material respect;

(j)	to provide for the guarantee by any person of any series of previously issued and outstanding securities (including the Notes);

(k)
to add to the Indenture such provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which the Indenture is executed or any corresponding provision in any similar federal statute thereafter enacted;

(l)	to conform to any mandatory provisions of law and in particular to comply with the requirements of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act;
(m)
to conform the terms of the Indenture and the securities of any series (including the Notes) to any provision or other description of such securities, as the case may be, contained in an offering document related thereto;

(n)	to provide for the issuance of any additional securities under the Indenture;
(o)	to comply with the rules of any applicable securities depositary; or
(p)
to make any change in any series of securities (including the Notes) or to add to the Indenture such provisions that do not adversely affect in any material respect the interests of the holders of such securities.

Other amendments and modifications of the Indenture may be made with the consent of the holders of not less than a majority in principal amount of outstanding securities of all series issued under the Indenture affected by the amendment or modification (voting as one class); provided, no modification or amendment may, without the consent of the holder of each outstanding security (including each outstanding Note) affected thereby:
(a)
change the stated maturity of the principal of, or any installment of interest on, any security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture, or change any Place of Payment where, or the coin, currency, currencies, currency units or composite currency in which, any security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder, on or after the redemption date or repayment date, as the case may be);

(b)
reduce the percentage in principal amount of the outstanding securities of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or

(c)
modify (i) the requirements of the section of the Indenture described in this paragraph, (ii) provisions with respect to waiving compliance with specified provisions of the Indenture or (iii) provisions with respect to waiving specified defaults, except to increase any applicable percentage or to provide that other specified provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding security affected thereby; provided, that this clause will not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in the foregoing requirements and provisions with respect to waiving compliance with certain provisions of the Indenture, or the deletion of this proviso, in accordance with the requirements of the Indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of securities issued under the Indenture, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the holders of securities of any other series.
If any additional Notes are issued under the Indenture, then such additional Notes, together with the Exchange Notes and the Old Notes that remain outstanding after completion of the exchange offer, will be treated together as one class for purposes of determining whether the consent or approval of holders of a specified percentage has been obtained.

It will not be necessary for any act of holders described in the foregoing provisions to approve the particular form of any proposed supplemental indenture, but it will be sufficient if the act approves the substance thereof.
Satisfaction and Discharge
The Indenture will upon Company request cease to be of further effect with respect to the Notes (except as to any surviving rights of registration of transfer or exchange of Notes as expressly provided for in the Indenture) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of the Indenture as to the Notes when:
(a)	either:
(i)
all Notes theretofore authenticated and delivered (other than Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Indenture and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in the Indenture) have been cancelled or delivered to the Trustee for cancellation; or

(ii)	all Notes not theretofore cancelled or delivered to the Trustee for cancellation:
(1)	have become due and payable, or
(2)	will become due and payable at their stated maturity within one year, or
(3)	are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clauses (ii)(1), (ii)(2) or (ii)(3) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) an amount of cash (in the currency, currencies or currency units in which the applicable Notes are then specified as payable at stated maturity), (B) Government Obligations applicable to the applicable Notes (determined on the basis of the currency, currencies or currency units in which the applicable Notes are then specified as payable at stated maturity), which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount or (C) a combination thereof, sufficient, in the case of clauses (B) and (C) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Notes not theretofore cancelled or delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to, but excluding, the date of the deposit (in the case of Notes that have become due and payable) or to, but excluding, the stated maturity or redemption date, as the case may be; provided that if on the date of the deposit, the interest payable to, but excluding, or any premium payable on, the stated maturity or redemption date cannot be calculated, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the interest payable to, but excluding, or the premium payable on, the stated maturity or the redemption date calculated as of the date of the deposit, with any deficit on the stated maturity or redemption date, as applicable (any such amount, the “Applicable Deficit”), only required to be deposited with the Trustee on or prior to the stated maturity or redemption date, as applicable; provided, further, any Applicable Deficit shall be set forth in an officer’s certificate delivered to the Trustee simultaneously with the deposit of the Applicable Deficit that confirms that the Applicable Deficit shall be applied to the interest or other amounts payable at the stated maturity or on the redemption date, as applicable;
(b)	the Company has paid or caused to be paid all other sums payable under the Indenture by the Company in respect of the Notes; and
(c)
the Company has delivered to the Trustee an officer’s certificate and an opinion of counsel (as specified in the Indenture), each stating (i) that all conditions precedent in respect of such discharge have been satisfied, and (ii) such discharge is authorized and permitted by the terms and conditions of the Indenture.

Defeasance and Covenant Defeasance
The Indenture provides that the Company may elect either “defeasance” or “covenant defeasance” of the Notes as described below:
(a)
“defeasance” means that the Company may elect to defease and be discharged from any and all obligations with respect to the Notes except for the obligations to register the transfer or exchange of the Notes, to replace temporary or mutilated, destroyed, lost or stolen Notes and any related coupons, to maintain an office or agency in respect of the Notes and to hold moneys for payment in trust; and

(b)
“covenant defeasance” means that the Company may elect to be released from its obligations with respect to the Notes that are described under the captions “—Consolidation, Merger and Sale of Assets,” “—Existence,” “—Limitation upon Liens” and “—Limitations upon Sales and Leasebacks,” and any omission to comply with these obligations will not constitute a default or an Event of Default with respect to the Notes.

To elect either defeasance or covenant defeasance under the Indenture, the Company must deposit with the Trustee, as trust funds in trust, (a) an amount of cash (in such currency, currencies or currency units in which the Notes are then specified as payable at stated maturity), (b) Government Obligations applicable to the Notes (determined on the basis of the currency, currencies or currency units in which the Notes are then specified as payable at stated maturity), which through the payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount, or (c) a combination thereof, sufficient, in the case of clauses (b) and (c) in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and interest on the outstanding Notes on their scheduled due dates.
A trust of this kind may only be established if, among other things, the Company has delivered to the applicable trustee an opinion of counsel to the effect that the holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, an opinion of counsel must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture.
No Personal Liability of Incorporators, Stockholders, Officers, Directors, Employees or Agents
The Indenture provides that no recourse will be had for the payment of principal, premium, if any, or interest, if any, on any Note, or for any claim based on or in respect of any Note or the Indenture or any supplemental indenture, against any incorporator, stockholder, officer, director, employee or agent, as such, past, present or future, of ours or of any successor person thereof under any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise. Each holder, by accepting the Exchange Notes, waives and releases all such liability.
Concerning Our Relationship with the Trustee, Securities Registrar and Paying Agent
Deutsche Bank Trust Company Americas will act as Trustee, securities registrar and Paying Agent under the Indenture. We maintain customary banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The Indenture and the Old Notes are, and the Exchange Notes will be, governed by and construed in accordance with the laws of the State of New York.
Certain Definitions
For purposes of this “Description of the Exchange Notes,” the following definitions are applicable:
“Attributable Debt” means, as to any particular lease under which any person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
“Business Day” means any day other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or London are authorized or required by law, regulation or executive order to close, and (2) on which the Trans-European Automated Real Time Gross Settlement Express Transfer System (i.e., the T2 System), or any successor or replacement for that system is open.
“Change of Control” means the occurrence of any of the following after the date of first issuance of the Notes:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3)of the Exchange Act) other than to the Company or one of its subsidiaries, and other than any such transaction or series of related transactions in which the holders of the Company’s Voting Stock outstanding immediately prior thereto hold Voting Stock of the transferee person representing a majority of the voting power of the transferee person’s Voting Stock immediately after giving effect thereto;

(2)
the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than the Company or one of its subsidiaries) becomes the “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of the Company’s Voting Stock representing a majority of the voting power of the Company’s outstanding Voting Stock;

(3)
the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the Company’s outstanding Voting Stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the Company’s Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing a majority of the voting power of the Voting Stock of the surviving person (or its parent) immediately after giving effect to such transaction; or

(4)	the adoption by our shareholders of a plan relating to our liquidation or dissolution.
Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) we become a direct or indirect wholly-owned subsidiary of a holding company or other person and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company or other person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no “person” (as that term is used in Section 13(d)(3) of the Exchange Act) (other than a holding company or other person satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company or other person.
“Change of Control Triggering Event” means the Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any of the Rating Agencies has publicly announced that it is considering a possible ratings downgrade or withdrawal). However, a Change of Control Triggering Event otherwise arising by virtue of a particular reduction in, or withdrawal of, rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Change of Control Triggering Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in, or withdrawal of, rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at our request that the reduction or withdrawal was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Change of Control Triggering Event). If a Rating Agency is not providing a rating for the Notes at the commencement of any Trigger Period, the Notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.
Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Consolidated Net Total Assets” means the total amount of assets of the Company and its consolidated subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), all as set forth on the most recent consolidated balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by the Company or its consolidated subsidiaries since the date of such balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such consolidated balance sheet).
“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for borrowed money.
“Government Obligations” means any security denominated in euro that is (1) a direct obligation of any country that is a member of the European Monetary Union and whose long-term debt is rated A-1 or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another nationally recognized statistical rating organization in the United States on the date of the Indenture, for the payment of which the full faith and credit of such country is pledged or (2) an obligation of a person controlled or supervised by and acting as an agency or instrumentality of any such country the payment of which is unconditionally guaranteed as a full faith and credit obligation by such country, which, in either case under the preceding clause (1) or (2), is not callable or redeemable at the option of the issuer thereof.
“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States of America, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a) of the Internal Revenue Code of 1986, as amended (or any similar provision), as in effect at the time of the issuance of such obligations.
“Interest Payment Date” when used with respect to any Notes, means the date specified in such Notes as the fixed date on which an installment of interest is due and payable.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB– or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement rating agency and in the manner for selecting a replacement rating agency, in each case as set forth in the definition of “Rating Agency.”
“Lien” means any pledge, mortgage, lien, encumbrance and security interest.
“Material Acquisition” means any acquisition by the Company or any of its subsidiaries of (a) equity interests in any person if, after giving effect thereto, such person will become a subsidiary of the Company or

(b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $50,000,000.
“Material Disposition” means any sale, transfer or other disposition by the Company or any of its subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any person that are owned by the Company or any of its subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Company or any of its subsidiaries in excess of $50,000,000.
“Maturity” means the date on which the principal (or premium, if any) of such Note or an installment of principal becomes due and payable as provided by the Indenture or the Note, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.
“person” means any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.
“Place of Payment” means, when used with respect to the Notes, the place or places where the principal of (and premium, if any) and interest on the Notes are payable, as contemplated by the Indenture.
“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Company or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States, the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Total Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the board of directors of the Company (or any duly authorized committee thereof), is not of material importance to the total business conducted by the Company and its subsidiaries, taken as a whole.
“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P cease to provide rating services to issuers or investors or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, the Company may appoint another “nationally recognized statistical rating organization,” as defined under Section 3(a)(62) of the Exchange Act, as a replacement agency for Moody’s or S&P, as applicable; provided, that we shall give notice of such appointment to the Trustee.
“Record Date” means the close of business on the date that is fifteen calendar days prior to the date on which interest is scheduled to be paid, regardless of whether such date is a Business Day; provided, that if any of the Notes are held by a securities depositary in book-entry form, the Record Date for those Notes will be the close of business on the Business Day immediately preceding the date on which interest is scheduled to be paid.
“S&P” means S&P Global Ratings, and its successors.
“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.
“Wholly-Owned Domestic Manufacturing Subsidiary” means any subsidiary of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Company directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing, except a subsidiary that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including, without limitation thereto, financing the operations of, or the purchase of products which are products of or incorporate products of, the Company and/or its subsidiaries, or (c) is primarily engaged in ownership and development of real estate, construction of buildings, or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a subsidiary is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of the Indenture by a board resolution.

BOOK-ENTRY SETTLEMENT AND CLEARANCE
Carrier will issue the Exchange Notes initially in the form of one or more global notes (the “global notes”) in fully registered, book-entry form.
The global notes will be registered in the name of a nominee for, and delivered to, a common depositary for Euroclear and Clearstream.
Ownership of beneficial interest in each global note will be represented through book-entry accounts in financial institutions acting on behalf of beneficial owners ad accountholders in Euroclear and Clearstream. Investors may hold interests in the global notes through either Euroclear or Clearstream, either directly if they are accountholders in such systems, or indirectly through organizations that are accountholders in such systems.
Euroclear and Clearstream
Carrier has obtained the information in this section concerning Euroclear and Clearstream and the book-entry system and procedures from sources that it believes to be reliable, but Carrier takes no responsibility for the accuracy of this information.
Euroclear. Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants and between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. All operations are conducted by Euroclear Bank, S.A./N.V. (the “Euroclear Operator”) and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters (“Euroclear participants”). Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Securities clearance accounts and cash accounts with the Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear terms and conditions”). The Euroclear terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payment with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Bank acts under the Euroclear terms and conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.
Distributions with respect to Exchange Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Bank and by Euroclear.
Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for Clearstream participants, and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are financial institutions around the world, including securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a Clearstream participant either directly or indirectly.
Distributions with respect to the Exchange Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by Clearstream.

Book-entry procedures for the Exchange global notes
Transfers of any interests in Exchange Notes represented by a Global Note within Euroclear and Clearstream will be effected in accordance with the customary rules and operating procedures of the relevant clearing system.
On or after the issue date of the Exchange Notes, transfers of Exchange Notes represented by a global note between accountholders in Euroclear and Clearstream will settle in accordance with the rules and operating procedures of the relevant clearing system. The customary arrangements for delivery versus payment will apply to such transfers.
Clearstream and Euroclear have each published rules and operating procedures designed to facilitate transfers of beneficial interests in global notes.
Notes among participants and accountholders of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued or changed at any time.
None of Carrier or the Trustee will be responsible for any performance by Clearstream or Euroclear or their accountholders of their respective obligations under the rules and procedures governing their operations and none of them will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the Exchange Notes represented by a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Carrier will make payments in respect of the Exchange Notes represented by the global notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the account specified by the Trustee; provided, however, that at Carrier's option payment of interest in respect of definitive notes may be made by (1) check mailed to the address of the person entitled thereto as such address shall appear in the security register or (2) wire transfer as directed by the holder of the Exchange Notes, in immediately available funds to accounts maintained by the holder of Exchange Notes or its nominee; provided further that in the case of a definitive note (x) the holder thereof shall have provided written wiring instructions to the Trustee on or before the related record date and (y) if appropriate instructions for any such wire transfer are not received by the related record date, then such payment shall be made by check mailed to the address of such holder specified in the security register.
If the principal of or any premium or interest on the Exchange Notes is payable on a day that is not a Payment Business Day, the payment will be made on the following Payment Business Day without the accrual of any interest on that payment.
For these purposes “Payment Business Day” means any day that is:
a) a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in, in the case of definitive notes only, the relevant place of presentation;
b) a day on which the TARGET 2 System is open, and
c) in the case of any payment in respect of a global note, a day on which Euroclear and/or Clearstream, as the case may be, settle(s) payments in euro.
For these purposes “TARGET 2 System” means the Trans-European Automatic Real-Time Gross Settlement Express Transfer (TARGET 2) System.
Exchange of global notes for definitive notes
Carrier will issue definitive notes upon surrender of the global notes in accordance with their terms only if:
a) an event of default has occurred and is continuing; or
b) either Euroclear or Clearstream is closed for business for a continuous period of 14 days or more (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; or

c) Carrier would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) or as a result of a change in the practice of Euroclear and/or Clearstream which would not be suffered were the Exchange Notes in definitive form and a certificate to such effect signed by an authorized signatory of Carrier is given to the Trustee.
Thereupon (in the case of (a) or (b) above) the holder of a global note (acting on behalf of one or more of the accountholders) or the Trustee, the Paying Agent, the security registrar may give notice to Carrier and (in the case of (c) above) Carrier may give notice to the Trustee and the holders of Exchange Notes, of its intention to exchange a global note for definitive notes on or after the Exchange Date (as defined below).
On or after the Exchange Date the holder of the global note may, or in the case of (c) above, shall surrender it to or to the order of the Paying Agent. In exchange for the global note, Carrier shall deliver, or procure the delivery of, an equal aggregate principal amount of definitive notes, security printed in accordance with any applicable legal and stock exchange requirements. On exchange of the global note, Carrier will procure that it is cancelled and, if the holder so requests, returned to the holder together with any relevant definitive notes.
For these purposes, “Exchange Date” means a day specified in the notice requiring exchange falling not less than 60 days after that on which the notice requiring exchange is given and being a day on which banks are open for general business in London and, except in case of exchange pursuant to (b) above, in the place in which Euroclear and Clearstream are located.
In all cases, definitive notes delivered in exchange for any global note or beneficial interests in global notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the holder of the relevant global notes.
None of Carrier, the Trustee, the Paying Agent or the security registrar will be liable for any delay by the holder of the relevant global notes in identifying the holders of beneficial interests in the global notes, and each such person may conclusively rely on, and will be protected in relying on, instructions from Euroclear or Clearstream for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the definitive notes to be issued).

REGISTRATION RIGHTS AGREEMENT
Carrier and the initial purchasers entered into the Registration Rights Agreement on November 8, 2024. Pursuant to the Registration Rights Agreement, Carrier agreed, among other things, for the benefit of the holders of the Old Notes to use commercially reasonable efforts to (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange Old Notes for Exchange Notes with terms substantially identical in all material respects to the Old Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions, and the registration rights and additional interest provisions applicable to the Old Notes will not apply to the Exchange Notes; additionally, the Exchange Notes will not be listed on The International Stock Exchange) and (2) cause the registration statement to be declared effective under the Securities Act. After the SEC declares the exchange offer registration statement effective, Carrier will offer the Exchange Notes in return for the Old Notes. The exchange offer will remain open for at least 20 business days (or longer if required by applicable law) after the date Carrier electronically delivers notice of the exchange offer to the holders of the Old Notes. For each Old Note surrendered to Carrier pursuant to the exchange offer, the holder of the Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on the Exchange Notes will accrue from the date of original issuance of the Old Notes surrendered in exchange for such Exchange Notes, or from the most recent date to which interest has been paid or duly provided for under such Old Notes or Exchange Notes.
Under existing SEC interpretations, Exchange Notes acquired in the exchange offer by holders of Old Notes will be freely transferable without further registration under the Securities Act if the holder of the Exchange Notes represents that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding to participate in the distribution of the Exchange Notes and that it is not an affiliate of Carrier, as such terms are interpreted by the SEC; however, participating broker-dealers receiving Exchange Notes in a registered exchange offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. Under existing SEC interpretations, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.
Generally, Old Notes not tendered in the exchange offer will maintain the same interest and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions, but will not retain any rights under the Registration Rights Agreement (including with respect to increases in annual interest rate described below) after the consummation of the exchange offer.
In the event that Carrier determines that a registered exchange offer is not available under applicable law or may not be completed as soon as practicable after the last date for acceptance of Old Notes for exchange because it would violate any applicable law or applicable interpretations of the staff of the SEC or, if the exchange offer is not for any other reason completed by the later of November 8, 2025 and, in certain limited circumstances, the date on which Carrier receives a written request from any initial purchaser representing that it holds Old Notes that are or were ineligible to be exchanged in a registered exchange offer, Carrier will use its commercially reasonable efforts to file and cause to become effective a shelf registration statement relating to resales of the relevant Old Notes. Carrier will, in the event of such a shelf registration, provide to each participating holder of Old Notes copies of a prospectus (if requested by the participating holder), notify each participating holder of Old Notes when the shelf registration statement has become effective and take certain other actions to permit resales of the Old Notes. A holder of registrable securities (as defined below) that sells Old Notes under the shelf registration statement generally will be required to make certain representations to Carrier, to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder of registrable securities (including certain indemnification obligations). Holders of registrable securities will also be required to suspend their use of the prospectus included in the shelf registration statement under specified circumstances upon receipt of notice from Carrier.
If a registration default (as defined below) occurs with respect to a series of registrable securities under the Registration Rights Agreement, then additional interest shall accrue on the principal amount of the Old Notes of a particular series that are registrable securities at a rate of 0.25% per annum (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue;

however, the rate at which such additional interest accrues may in no event exceed 1.00% per annum). The additional interest will cease to accrue when all registration defaults are cured. Notwithstanding the foregoing, if the exchange offer with respect to the Old Notes is consummated, any holder who was, at the time the exchange offer was pending and consummated, eligible to exchange and did not validly tender, or withdrew, its Old Notes for Exchange Notes in the exchange offer, will not be entitled to receive any additional interest and, upon consummation of the exchange offer, the Old Notes will no longer constitute registrable securities under the Registration Rights Agreement.
A “registration default” occurs if (i) the exchange offer registration statement is not deemed effective on or prior to November 8, 2025, (ii) the exchange offer is not consummated prior to November 8, 2025 and, if a shelf registration statement is required, such shelf registration statement is not declared effective on or prior to the later of November 8, 2025 and 60 days after the delivery of a request by an initial purchaser for the filing of a shelf registration statement, or (iii) if a shelf registration is required, such shelf registration statement and after being declared effective, such shelf registration statement ceases to be effective or the prospectus contained therein ceases to be usable for resales of registrable securities (x) on more than two occasions of at least 30 consecutive days during the shelf effectiveness period or (y) at any time in any 12-month period during the required effectiveness period and such failure to remain effective or usable for resales of registrable securities exists for more than 90 days (whether or not consecutive) in any 12-month period.
“registrable securities” initially means the Old Notes; provided that the Old Notes will cease to be registrable securities upon the earliest to occur of the following: (1) when a registration statement with respect to such Old Notes has become effective and such Old Notes have been exchanged or disposed of pursuant to such registration statement, (2) when such Old Notes cease to be outstanding, (3) when such Old Notes have been resold pursuant to Rule 144 (or any successor provision) under the Securities Act (but not Rule 144A) without regard to volume restrictions, provided that we shall have removed or caused to be removed any restrictive legend on the Old Notes, or (4) November 8, 2027.
The Exchange Notes will be issued in the form of global notes. See “Book-Entry Settlement and Clearance.”
This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of material U.S. federal income tax considerations relating to the exchange of the Old Notes for the Exchange Notes in the exchange offer, but it does not purport to be a complete analysis of all the potential tax considerations relating to the exchange. This discussion is limited to holders of the Old Notes who hold the Old Notes as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws (including, for example, banks or other financial institutions; dealers in securities or currencies; traders in securities that elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, grantor trusts, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein); subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts; real estate investment trusts, regulated investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders having a “functional currency” other than the U.S. Dollar, accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code), holders who hold the Old Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction, “controlled foreign corporations,” and “passive foreign investment companies.” This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not discuss any consequences resulting from the Medicare tax on net investment income or the effect of any applicable federal estate or gift, state, local or non-U.S. tax laws. Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the exchange of the Old Notes for the Exchange Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Old Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding the Old Notes should consult his, her or its tax advisor regarding the tax consequences of the exchange of the Old Notes for the Exchange Notes.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY. PROSPECTIVE NVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE EXCHANGE OF THE OLD NOTES FOR THE EXCHANGE NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.
Consequences of Tendering the Old Notes
The exchange of the Old Notes for the Exchange Notes in the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of the Old Notes for the Exchange Notes, your basis in the Exchange Notes will be the same as your basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes will include your holding period for the Old Notes exchanged.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Old Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Carrier has agreed that, for a period of up to 180 days after the expiration date of the exchange offer, if requested by one or more such broker-dealers, Carrier will amend or supplement this prospectus to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.
Carrier will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer, and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Electronic Exchange Instruction states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of 180 days after the expiration time of the exchange offer, Carrier will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. Carrier has agreed to pay certain expenses incident to the exchange offer (including the expenses of one counsel for the holders of the Exchange Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.
Selling Restrictions
Notice to Canadian Residents
The Exchange Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and that are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Exchange Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Prohibition of Sales to EEA Retail Investors
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
This prospectus has been prepared on the basis that any offer of Exchange Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Prohibition of Sales to United Kingdom Retail Investors
The Exchange Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Exchange Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Exchange Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of the Exchange Notes in the UK will be made pursuant to an exemption under the FSMA and the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom
In the UK, this prospectus is being distributed only to, and is directed only at, persons who are “qualified investors” as defined in the UK Prospectus Regulation who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “Relevant Persons.” In the UK, the Exchange Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Exchange Notes will be engaged in only with, Relevant Persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus or its contents. The Exchange Notes are not being offered to the public in the UK.
Prohibition of Sales to Prospective Investors in the Republic of Italy
The offering of the Exchange Notes has not been registered pursuant to Italian securities legislation and, accordingly, no Exchange Notes may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the Exchange Notes be distributed in the Republic of Italy, except: (i) to qualified investors (investitori qualificati), as defined pursuant to Article 2 of the Prospectus Regulation and any application provision of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Italian Commissione Nazionale per le Società e la Borsa (CONSOB) regulations; or (ii) in other circumstances which are exempted from the rules on public offerings pursuant to Article 1 of the Prospectus Regulation, Article 34-ter of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time, and the applicable Italian laws.

Any offer, sale or delivery of the Exchange Notes or distribution of copies of this prospectus or any other document relating to the Exchange Notes in the Republic of Italy under (i) or (ii) above must: (a) be made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 20307 of 15 February 2018 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993 (as amended, the Italian Consolidated Banking Act); and (b) comply with any other applicable laws and regulations or requirement imposed by CONSOB, the Bank of Italy (including the reporting requirements, where applicable, pursuant to Article 129 of the Italian Consolidated Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time) and/or any other Italian authority.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the Exchange Notes described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the EEA and notified to the Autorité des Marchés Financiers. The Exchange Notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the Exchange Notes has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the Exchange Notes to the public in France.
Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•
in a transaction that, in accordance with article L.411-2-II-1" -or-2" -or 3" of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The Exchange Notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The Exchange Notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Exchange Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Exchange Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Notice to Prospective Investors in Japan
The Exchange Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and, accordingly, no Exchange Notes may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore, and the offer of the Exchange Notes in Singapore is made primarily pursuant to the exemptions under Section 274 and 275 of the SFA. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Exchange Notes may not be circulated or distributed, nor may the Exchange Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than: (i) to an institutional investor as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”) pursuant to Section 274 of the SFA or (ii) to an accredited investor as defined in Section 4A of the SFA pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Exchange Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Exchange Notes. The Exchange Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Exchange Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the Exchange Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus or marketing material relating to the Exchange Notes may be publicly distributed or otherwise made publicly available in Switzerland. In particular, this prospectus will not be filed with, and the offer of the Exchange Notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the Exchange Notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the Exchange Notes.
Notice to Prospective Investors in the United Arab Emirates
The Exchange Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Exchange Notes offered hereby should conduct their own due diligence on the Exchange Notes. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
In relation to their use in the Dubai International Financial Centre, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Exchange Notes may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
The Exchange Notes may not be offered for sale, nor may application for the sale or purchase of any Exchange Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither this prospectus nor any other offering material or advertisement relating to the Exchange Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Exchange Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with the Australian Securities and Investments Commission or the Australian Securities Exchange.
Notice to Prospective Investors in South Korea
The Exchange Notes may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for reoffering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Korea Securities and Exchange Act and the Foreign Exchange Transaction Law of Korea (the “FETL”) and the decrees and regulations thereunder. The Exchange Notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in South Korea. Furthermore, the Exchange Notes may not be resold to South Korean residents unless the purchaser of the Exchange Notes complies with all applicable regulatory requirements (including but not limited to government approval requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the Exchange Notes.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Taiwan
The Exchange Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Exchange Notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

LEGAL MATTERS
Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York will pass on the validity of the Exchange Notes offered in this exchange offer.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-4 (File No. 333-289048) under the Securities Act that registers the Exchange Notes that will be offered in exchange for the Old Notes. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the Exchange Notes. The rules and regulations of the SEC allow us to omit from this document certain information included in the registration statement.
We are subject to the informational requirements of the Exchange Act and file reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov.
We maintain a website at www.corporate.carrier.com that contains information regarding our company, including copies of reports and other information we file with the SEC. We also provide these documents free of charge to any holders of Exchange Notes requesting a copy by writing to:
Carrier Global Corporation
13995 Pasteur Boulevard
Palm Beach Gardens, FL 33418
Attention: Investor Relations Department
Carrier also maintains an Internet site at www.carrier.com. Carrier’s website and the information contained herein or connected thereto shall not be deemed to be incorporated herein, and you should not rely on any such information in making an investment decision.
Information contained on or connected to any website referenced in this prospectus is not incorporated into this prospectus, or in any filings with, or any information furnished or submitted to, the SEC.
You should rely only on the information contained in this prospectus or to which this prospectus has referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus; the information we subsequently file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, in each case, information deemed to be “furnished” and not “filed” under SEC rules and regulations) after the date of this prospectus. The documents we incorporate by reference are:
•
our Annual Report on Form 10-K for the year ended December 31, 2024, as superseded by (solely to the extent set forth in) our Current Report on Form 8-K filed on July 29, 2025, and including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on February 25, 2025, incorporated by reference therein (our “2024 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025; and
•	our Current Reports on Form 8-K filed with the SEC on January 15, 2025, April 11, 2025, April 17, 2025 and July 29, 2025.
You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described above. We will also provide a copy of any or all of the documents incorporated by reference into this prospectus (excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus), without charge, to each person to whom a copy of this prospectus has been delivered, upon written request directed to our address described above.

CARRIER GLOBAL CORPORATION
EXCHANGE OFFER FOR
€750,000,000 3.625% NOTES DUE 2037
FOR
ANY AND ALL OUTSTANDING
€750,000,000 3.625% NOTES DUE 2037
PROSPECTUS
August 4, 2025